Exhibit 4.2

VISTRA OPERATIONS COMPANY LLC,
as Issuer

4.550% SENIOR NOTES DUE 2028
5.000% SENIOR NOTES DUE 2031
5.250% SENIOR NOTES DUE 2033
5.550% SENIOR NOTES DUE 2036

SUPPLEMENTAL INDENTURE

Dated as of April 22, 2026

Wilmington Trust, National Association,
as Trustee

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Article 6
DEFAULTS AND REMEDIES
Section 6.01	Events of Default.	58
Section 6.02	Acceleration.	60
Section 6.03	Waiver of Past Defaults.	60
Section 6.04	Control by Majority.	61
Section 6.05	Limitation on Suits.	61
Section 6.06	Collection Suit by Trustee.	61
Section 6.07	Priorities.	62
Section 6.08	Trustee May File Proofs of Claim.	62
Section 6.09	Noteholder Directions.	63
Section 6.10	Rights of Holders to Receive Payment.	64
Section 6.11	Undertaking for Costs.	64
Article 7
[RESERVED]
Section 7.01	[Reserved].	65
Article 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01	Option to Effect Legal Defeasance or Covenant Defeasance.	65
Section 8.02	Legal Defeasance and Discharge.	65
Section 8.03	Covenant Defeasance.	66
Section 8.04	Conditions to Legal or Covenant Defeasance.	66
Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.	67
Section 8.06	Repayment to the Company.	68
Section 8.07	Reinstatement.	68
Article 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01	Without Consent of Holders of Notes.	69
Section 9.02	With Consent of Holders of Notes.	70
Section 9.03	Revocation and Effect of Consents.	72
Section 9.04	Notation on or Exchange of Notes.	72
Section 9.05	Trustee to Sign Amendments, etc.	72
Article 10
GUARANTEES
Section 10.01	Guarantee.	72
Section 10.02	Limitation on Guarantor Liability.	74
Section 10.03	Guarantors May Consolidate, etc., on Certain Terms.	74
Section 10.04	Releases.	75
Article 11
SATISFACTION AND DISCHARGE
Section 11.01	Satisfaction and Discharge.	76
Section 11.02	Application of Trust Money.	77
Article 12
MISCELLANEOUS
Section 12.01	Notices.	77

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EXHIBITS

Exhibit A-1	Form of 2028 Note
Exhibit A-2	Form of 2031 Note
Exhibit A-3	Form of 2033 Note
Exhibit A-4	Form of 2036 Note
Exhibit B	Form of Certificate of Transfer for Notes
Exhibit C	Form of Certificate of Exchange for Notes
Exhibit D	Form of Supplemental Indenture — Additional Guarantees

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SUPPLEMENTAL INDENTURE, dated as of April 22, 2026, by and among Vistra Operations Company LLC, a Delaware limited liability company, as the issuer (the “Company”), the Subsidiary Guarantors (as defined herein) and Wilmington Trust, National Association, as Trustee.

The Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 22, 2026 (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Base Indenture”), providing for the issuance from time to time of one or more series of the Company’s securities.

The Company and the Subsidiary Guarantors desire, and the Company has requested the Trustee, pursuant to Section 9.01 of the Base Indenture, to join with them in the execution and delivery of this Supplemental Indenture in order to supplement the Base Indenture as and to the extent set forth herein to provide for the issuance and terms of the Notes (as defined herein).

Section 9.01 of the Base Indenture provides that the Company and the Trustee, without the consent of any holders of the Company’s Securities, may amend or waive certain terms and covenants in the Indenture as otherwise permitted under the Base Indenture.

The Company and the Subsidiary Guarantors desire to the extent set forth herein to provide for the issuance and the terms of the Notes and the Subsidiary Guarantees (each as defined herein).

The execution and delivery of this Supplemental Indenture has been duly authorized by a resolution of the Board of Directors of the Company and each of the Subsidiary Guarantors.

All conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument of the Company and each Subsidiary Guarantor in accordance with its terms have been performed and fulfilled and the execution and delivery hereof has been in all respects duly authorized by the Company and each Subsidiary Guarantor.

The Company, the Subsidiary Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of the 4.550% Senior Notes due 2028 (the “2028 Notes”), the 5.000% Senior Notes due 2031 (the “2031 Notes”), the 5.250% Senior Notes due 2033 (the “2033 Notes”) and the 5.550% Senior Notes due 2036 (the “2036 Notes” and, together with the 2028 Notes, the 2031 Notes and the 2033 Notes, the “Notes”):

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01          Definitions.

For all purposes of this Supplemental Indenture, the following terms shall have the respective meanings set forth in this Section.

“144A Global Note” means a Global Note substantially in the form of (a) Exhibit A-1 attached hereto with respect to the 2028 Notes, (b) Exhibit A-2 attached hereto with respect to the 2031 Notes, (c) Exhibit A-3 attached hereto with respect to the 2033 Notes and (d) Exhibit A-4 attached hereto with respect to the 2036 Notes, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

“Additional Interest” means all additional interest then owing pursuant to a Registration Rights Agreement.

“Additional Notes” means additional Notes (other than the Initial Notes or the Exchange Notes) issued from time to time under this Supplemental Indenture in accordance with Section 2.07 hereof.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Aggregate Secured Debt” means, as of the date of determination, the aggregate principal amount of indebtedness in respect of borrowed money of the Company and the Subsidiary Guarantors represented by notes, bonds, debentures or other similar evidences of indebtedness, secured by Liens on Principal Property (other than Liens pursuant to clauses (a) through (p) of the definition of Permitted Liens).

“Applicable Law” means, as to any Person, any ordinance, law, treaty, rule or regulation or any determination, ruling or other directive by and from an arbitrator or a court or other Governmental Authority, in each case, applicable to or binding on such Person or any of its property or assets or to which such Person or any of its property is subject.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Disposition” means “Disposition” as defined in the Credit Agreement as in effect on the Issue Date.

“Attributable Debt” means, in respect of a sale and leaseback transaction, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Authorized Officer” means, with respect to (a) delivering an Officer’s Certificate pursuant to the Indenture, the chief executive officer, the president, the chief financial officer, the treasurer, any assistant treasurer, the principal accounting officer or any other person of the Company having substantially the same responsibilities as the aforementioned officers, and (b) any other matter in connection with the Indenture, the chief executive officer, the chief financial officer, the treasurer, any assistant treasurer, the general counsel or a responsible financial or accounting officer of the Company.

“Bankruptcy Law” means Title 11 of the United States Code, 11 U.S.C. §§ 101, et seq., as amended from time to time, or any similar federal, state or foreign bankruptcy, insolvency, reorganization, receivership or similar law.

 “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficial Ownership” have a corresponding meaning.

“Board of Directors” means:

(a) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b) with respect to a partnership, the board of directors of the general partner of the partnership;

(c) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Broker-Dealer” has the meaning attributed to the term “Participating Broker-Dealer” in the applicable Registration Rights Agreement.

“Business Day” means each day other than a Saturday, a Sunday or a day on which banking institutions in New York City (and, with respect to payments, in the place of payment) are authorized or required by law to remain closed.

“Capital Lease Obligations” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(a) in the case of a corporation, corporate stock;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means “Cash Equivalents” as defined in the Credit Agreement as in effect on the Issue Date.

“Change of Control” means the occurrence of any of the following after the Issue Date:

(a) the sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) of the Exchange Act), but excluding any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan; or

(b) the Company becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above), other than (1) any employee benefit plan of the Company or any of its Subsidiaries, or any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of such plan, (2) any one or more parents of the Company in which no “person,” directly or indirectly, holds beneficial ownership of Voting Stock representing more than 50% of the aggregate voting power represented by the issued and outstanding Voting Stock of such parent or (3) an entity owned directly or indirectly by the direct or indirect members of the Company in substantially the same proportion as their direct or indirect ownership of Voting Stock of the Company prior to such transaction, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

For the avoidance of doubt, for purposes of this definition, (a) a merger or consolidation of a subsidiary of the Company into another subsidiary of the Company or (b) a sale of a subsidiary of the Company to another person in a transaction not prohibited by the terms of the Indenture will not be deemed to be a Change of Control.

Notwithstanding the preceding or any provision of Rule 13d-3 or 13d-5 under the Exchange Act, (a) a Person or “group” shall not be deemed to Beneficially Own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement, (b) a Person or “group” will not be deemed to Beneficially Own the Voting Stock of another Person as a result of its ownership of Voting Stock or other securities of such other Person’s parent entity (or related contractual rights) unless it owns more than 50% of the total voting power of the Voting Stock of such parent entity and (c) the right to acquire Voting Stock (so long as such Person does not have the right to direct the voting of the Voting Stock subject to such right) or any veto power in connection with the acquisition or disposition of Voting Stock will not cause a party to be a “Beneficial Owner.”

“Change of Control Trigger Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, société anonyme, Luxembourg, and any successor thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Order” means a written order signed in the name of the Company by one Authorized Officer.

“Consolidated EBITDA” means “Consolidated EBITDA” as defined in the Credit Agreement as in effect on the Issue Date.

“Consolidated Net Tangible Assets” means the total consolidated assets of the Company and its Subsidiaries, less the sum of goodwill and other intangible assets, in each case determined on a consolidated basis in accordance with GAAP, as shown in the most recent balance sheet of the Company and calculated on a pro forma basis in a manner consistent with the adjustments set forth in the definition of “Consolidated Secured Net Leverage Ratio.”

“Consolidated Secured Net Leverage Ratio” means, on any date of determination, the ratio of (a) Consolidated Senior Secured Net Debt on such date to (b) Consolidated EBITDA for the Test Period most recently ended on or prior to such date; provided that (1) any Person that is a Restricted Subsidiary on such date of determination will be deemed to have been a Restricted Subsidiary at all times during such four-quarter reference period and (2) any Person that is not a Restricted Subsidiary on such date of determination will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter reference period.

For purposes of calculating the Consolidated Secured Net Leverage Ratio, Specified Transactions (and the incurrence or repayment of any Indebtedness in connection therewith) that have been made (i) during the applicable Test Period and (ii) subsequent to such Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made shall be calculated on a pro forma basis assuming that all such Specified Transactions (and any increase or decrease in Consolidated EBITDA and the component financial definitions used therein attributable to any Specified Transaction) had occurred on the first day of the applicable Test Period. If since the beginning of any applicable Test Period any Person that subsequently became a Restricted Subsidiary or was merged, amalgamated or consolidated with or into the Company or any Restricted Subsidiary since the beginning of such Test Period shall have made any Specified Transaction that would have required adjustment pursuant to this definition, then the Consolidated Secured Net Leverage Ratio shall be calculated to give pro forma effect thereto in accordance with this definition.

In the event that the Company or any Restricted Subsidiary incurs (including by assumption or guarantees) or repays (including by redemption, repayment, retirement or extinguishment) any Indebtedness included in the calculation of the Consolidated Secured Net Leverage Ratio (other than Indebtedness incurred or repaid under any revolving credit facility in the ordinary course of business for working capital purposes), (x) during the applicable Test Period or (y) subsequent to the end of the applicable Test Period and prior to or simultaneously with the event for which the calculation of such ratio is made, then the Consolidated Secured Net Leverage Ratio shall be calculated giving pro forma effect to such incurrence or repayment of Indebtedness, to the extent required, as if the same had occurred on the last day of the applicable Test Period.

Whenever pro forma effect is to be given to a Specified Transaction or implementation of an operating initiative, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company and include, for the avoidance of doubt, the amount of cost savings, operating expense reductions, other operating improvements and synergies are reasonably identifiable, factually supportable and projected by the Company in good faith to be reasonably anticipated to be realizable within 24 months after the closing date of such Specified Transaction or implementation of an operating initiative (provided, that to the extent any such operational changes are not associated with a transaction, such changes shall be limited to those for which all steps have been taken for realizing such savings and are factually supportable, reasonably identifiable and supported by an Officer’s Certificate delivered to the Trustee) (calculated on a pro forma basis as though such cost savings, operating expense reductions, other operating improvements and synergies had been realized on the first day of such period as if such cost savings, operating expense reductions, other operating improvements and synergies were realized during the entirety of such period) relating to such Specified Transaction, net of the amount of actual benefits realized during such period from such actions; provided that any increase in Consolidated EBITDA as a result of cost savings, operating expense reductions, other operating improvements and synergies shall be subject to the limitations set forth in the definition of “Consolidated EBITDA.”

“Consolidated Senior Secured Net Debt” means, as of any date of determination, (a) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries, consisting only of Indebtedness for borrowed money, obligations in respect of Capital Lease Obligations, Attributable Debt and debt obligations evidenced by promissory notes or similar instruments, that is secured by a Lien on any asset or property of the Company or any Restricted Subsidiary outstanding on such date, determined on a consolidated basis in accordance with GAAP minus (b) the aggregate amount of cash and Cash Equivalents of the Company and its Restricted Subsidiaries on a consolidated basis; provided that Consolidated Senior Secured Net Debt shall not include Indebtedness (1) in respect of (i) any cash collateralized letter of credit, or (ii) any other letter of credit, except to the extent of unreimbursed amounts drawn thereunder, (2) of Excluded Subsidiaries (but, for the avoidance of doubt, not secured guarantees of such Indebtedness by the Company or the Guarantors) or (3) in respect of hedging obligations.

“Corporate Trust Office of the Trustee” will be at the address of the Trustee specified in Section 12.01 hereof or such other address as to which the Trustee may give notice to the Company.

“Credit Agreement” means the credit agreement entered into on October 3, 2016 (as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time), among the Company, as borrower, Vistra Intermediate Company LLC, Citibank, N.A., as administrative agent and as collateral agent, various lenders and letter of credit issuers party thereto, and the other parties named therein.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event, act or condition which with notice or lapse of time, or both, would (without cure or waiver hereunder) constitute an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of (a) Exhibit A-1 attached hereto with respect to the 2028 Notes, (b) Exhibit A-2 attached hereto with respect to the 2031 Notes, (c) Exhibit A-3 attached hereto with respect to the 2033 Notes or (d) Exhibit A-4 attached hereto with respect to the 2036 Notes, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depository” means DTC, its nominees and their respective successors. If at any time there is more than one such person acting as Depository, “Depository” as used with respect to the Securities of any series shall mean the Depository with respect to the Securities of such series.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Notes (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Notes and/or the creditworthiness of the Company or Vistra (the “Performance References”).

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

“Distribution Compliance Period” means the 40-day distribution compliance period as defined in Regulation S.

“Domestic Subsidiary” means any Subsidiary of the Company that was incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“DTC” means The Depository Trust Company.

“Eligible Subsidiaries” means the Wholly Owned Domestic Subsidiaries.

“Environmental CapEx Debt” means Indebtedness of the Company or its Subsidiaries incurred for the purpose of financing capital expenditures and other costs deemed necessary by the Company or any Subsidiary or otherwise undertaken voluntarily by the Company or any Subsidiary, to comply with, or in anticipation of having to comply with, applicable Environmental Laws or capital expenditures otherwise undertaken voluntarily by the Company or any Subsidiary in connection with environmental matters.

“Environmental Law” means any applicable federal, state, foreign or local statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including without limitation any binding judicial or administrative order, consent decree or judgment, relating to the environment, or to human health or safety (in each case to the extent relating to exposure to Hazardous Materials) or Hazardous Materials.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear System, and any successor thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Notes” means the Notes issued in an Exchange Offer pursuant to Section 2.06(f) hereof.

“Exchange Offer” has the meaning set forth in the applicable Registration Rights Agreement.

“Exchange Offer Registration Statement” has the meaning set forth in the applicable Registration Rights Agreement.

“Excluded Subsidiary” means “Excluded Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“Fitch” means Fitch Ratings, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Foreign Subsidiary” of any Person means any Subsidiary of such Person that is not a Domestic Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time; provided, however, that, if (a) any operating lease would be recharacterized as a capital lease due to changes in the accounting treatment of such operating leases under GAAP since the Issue Date, then, solely with respect to the accounting treatment of any such lease, GAAP shall be interpreted as it was in effect on the Issue Date and (b) if the Company notifies the Trustee that it desires to eliminate the effect of any change occurring after the Issue Date in GAAP or in the application thereof on the operation of any provision of the Indenture, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

“Global Note Legend” means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Supplemental Indenture.

“Global Notes” means, individually and collectively, each of the Global Notes substantially in the form of (a) Exhibit A-1 attached hereto with respect to the 2028 Notes, (b) Exhibit A-2 attached hereto with respect to the 2031 Notes, (c) Exhibit A-3 attached hereto with respect to the 2033 Notes or (d) Exhibit A-4 attached hereto with respect to the 2036 Notes, issued in accordance with Section 2.01 hereof.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which obligations or guarantees the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.

“Governmental Authority” means any nation, sovereign or government, any state, province, territory or other political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity or authority exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including a central bank, stock exchange, or any governmental or non-governmental authority regulating the generation and/or transmission of electricity, including the Public Utility Commission of Texas or the Electric Reliability Council of Texas or any other ISO or RTO or any other entity succeeding thereto.

“Guarantees” means the Vistra Guarantee (if applicable) and the Subsidiary Guarantees.

“Guarantors” means Vistra (if applicable) and the Subsidiary Guarantors.

“Hazardous Materials” means (a) any petroleum or petroleum products, radioactive materials, friable asbestos, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing regulated levels of polychlorinated biphenyls and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” “extremely hazardous waste,” “restricted hazardous waste,” “toxic substances,” “toxic pollutants,” “contaminants,” or “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, which is prohibited, limited or regulated by any Environmental Law.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(a) currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; or

(b) (1) agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, commodity prices or commodity transportation or transmission pricing or availability; (2) any netting arrangements, power purchase and sale agreements, fuel purchase and sale agreements, swaps, options and other agreements, in each case, that fluctuate in value with fluctuations in energy, power or gas prices; and (3) agreements or arrangements for commercial or trading activities with respect to the purchase, transmission, distribution, sale, lease or hedge of any energy related commodity or service.

“Holder” means a Person in whose name a Note is registered on the Registrar’s books.

“Increased Amount” of any Indebtedness means any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables, except as provided in clause (e) below), whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c) in respect of bankers’ acceptances;

(d) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(e) representing the balance deferred and unpaid of the purchase price of any property (including trade payables) or services due more than six months after such property is acquired or such services are completed; or

(f) representing the net amount owing under any Hedging Obligations;

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person; provided, that the amount of such Indebtedness shall be deemed not to exceed the lesser of the amount secured by such Lien and the value of the Person’s property securing such Lien.

“Indenture” shall mean the Base Indenture, as amended or supplemented by this Supplemental Indenture governing the Notes, in each case, as amended, supplemented or otherwise modified from time to time in accordance with its respective terms.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means the $500,000,000 aggregate principal amount of 2028 Notes, $1,000,000,000 aggregate principal amount of 2031 Notes, $1,000,000,000 aggregate principal amount of 2033 Notes and $1,500,000,000 aggregate principal amount of 2036 Notes, issued under this Supplemental Indenture on the Issue Date.

“Investment” means, with respect to any Person, an investment by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

“Investment Grade” in respect of a series of Notes means a rating of: (a) Baa3 or better by Moody’s; (b) BBB- or better by Fitch; or (c) BBB- or better from S&P (or the equivalent of such rating by such rating organization or, if no rating of Moody’s, Fitch or S&P exists, the equivalent of such rating by any other Nationally Recognized Statistical Rating Organization selected by the Company as a replacement agency).

“ISO” means “independent system operator,” as further defined by Federal Energy Regulatory Commission policies, orders and regulations.

“Issue Date” means April 22, 2026.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, pledge, security interest, hypothecation, collateral assignment, lien (statutory or other) or similar encumbrance (including any conditional sale or other title retention agreement or any lease or license in the nature thereof); provided that in no event shall an operating lease be deemed to be a Lien.

“Long Derivative Instrument” means a Derivative Instrument (a) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (b) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Moody’s” means Moody’s Investors Service, Inc. or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Nationally Recognized Statistical Rating Organization” means a nationally recognized statistical rating organization within the meaning of Section 3(a)(62) under the Exchange Act.

“Necessary Capital Expenditures” means capital expenditures that are required by Applicable Law (other than Environmental Laws) or undertaken voluntarily or involuntarily for health and safety reasons or to mitigate potential catastrophic failure of a unit. The term “Necessary Capital Expenditures” does not include any capital expenditure undertaken primarily to increase the efficiency of, expand or re-power any power generation facility.

“Net Short” means, with respect to a Holder or Beneficial Owner, as of a date of determination, either (a) the value of its Short Derivative Instruments exceeds the sum of the (1) the value of its Notes plus (2) the value of its Long Derivative Instruments as of such date of determination or (b) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-Recourse Debt” means Indebtedness as to which neither the Company nor any of the Subsidiary Guarantors is liable as a guarantor or otherwise.

“Note Documents” means the Indenture, this Supplemental Indenture, the Notes and the Guarantees.

“Notes” has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes, the Exchange Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture, including waivers, amendments, redemptions and offers to purchase and, unless the context otherwise requires, all references to the Notes shall include any Exchange Notes and Additional Notes.

“Obligations” means any principal (including reimbursement obligations and obligations to provide cash collateral with respect to letters of credit, whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), premium (if any), penalties, fees, charges, expenses, indemnifications, reimbursements, damages, guarantees, other liabilities or amounts payable.

“Offering Memorandum” means the Offering Memorandum, dated April 8, 2026, related to the issuance and sale of the Initial Notes.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, Assistant Secretary or any Vice-President of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Company by an Authorized Officer that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 12.03 of the Base Indenture. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

“Par Call Date” means March 30, 2031, with respect to the 2031 Notes, February 28, 2033, with respect to the 2033 Notes and January 30, 2036, with respect to the 2036 Notes.

“Participant” means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively, and, with respect to DTC, shall include Euroclear and Clearstream.

“Paying Agent” means the office or agency where Notes may be presented for payment. The term “Paying Agent” includes any additional paying agent.

“Performance References” has the meaning set forth in the definition of “Derivative Instrument.”

“Permitted Liens” means:

(a) Liens in favor of the Company or any Subsidiary Guarantor;

(b) Liens created for the benefit of or to secure the Notes or the Subsidiary Guarantees;

(c) Liens on property, assets or Capital Stock of a Person existing at the time such Person is merged with or into or consolidated with, or becomes a Subsidiary of, the Company or any Subsidiary of the Company; provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any property or assets or Capital Stock other than property, assets or Capital Stock of the Person merged into or consolidated with, or that becomes a Subsidiary of, the Company or the Subsidiary;

(d) Liens on property, assets or Capital Stock existing at the time of acquisition thereof by the Company or any of its Subsidiaries and purchase money or similar Liens; provided that such Liens were in existence (or were required to extend to such assets, including by way of an after-acquired property provision) prior to, and not incurred in contemplation of, or to finance, such acquisition, and such Liens do not extend to any property or assets other than such property or assets;

(e) (1) Liens to secure any purchase money obligations or mortgage financings incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of design, construction, lease, installation or improvement of property (real or personal), plant or equipment or other assets, or the Capital Stock of any Person owning such property or assets, or to secure Indebtedness incurred to provide funds for the reimbursement or refinancing of funds expended for the foregoing purposes, provided that the Liens securing Indebtedness shall not extend to any property or assets other than that being so acquired, leased, developed, constructed, altered, repaired, improved, purchased, designed, leased or installed, or the Capital Stock of any Person owning such property or assets, and (2) any interest or title of a lessor under, or any Lien as a consequence of, any Capital Lease Obligation, finance lease obligation or operating lease obligation (including, for avoidance of doubt, any interest or title of a lessor in any property or assets);

(f) Liens existing on, or provided for or required to be granted under written agreements on, the Issue Date (including, to the extent such Liens are released in the future, any “reversionary” provisions requiring the restoration of such Liens);

(g) Liens arising in relation to any securitization or other structured finance transaction where (1) the primary source of payment of any obligations of the issuer is linked or otherwise related to cash flow from particular property or assets (or where payment of such obligations is otherwise supported by such property or assets) and (2) recourse to the issuer in respect of such obligations is conditional on cash flow from such property or assets;

(h) any extensions, substitutions, replacements or renewals of Liens permitted by the Indenture; provided that (1) such Indebtedness (including Indebtedness to renew, refund, refinance, replace, defease or discharge any Indebtedness that such Liens initially secured) is not increased (other than any increase for all accrued interest, premiums (including tender premiums), defeasance costs and fees and expenses in connection therewith) and (2) if the assets securing any such Indebtedness are changed in connection with any such extension, substitution, replacement or renewal, the value of the assets securing such Indebtedness is not increased;

(i) limited recourse Liens in respect of the ownership interests in, or assets owned by, any joint ventures which are not Subsidiaries securing obligations of such joint ventures, and Liens on Capital Stock of any Unrestricted Subsidiary that secure Indebtedness of such Unrestricted Subsidiary;

(j) Liens to secure Indebtedness or other obligations incurred to finance Necessary Capital Expenditures that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Indebtedness;

(k) Liens relating to current or future escrow arrangements securing Indebtedness of the Company or any Subsidiary Guarantor;

(l) Liens to secure Environmental CapEx Debt that encumber only the assets purchased, installed or otherwise acquired with the proceeds of such Environmental CapEx Debt;

(m) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (including, without limitation, landlord Liens on leased properties);

(n) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings; provided, that any reserve or other appropriate provision as required in conformity with GAAP shall have been made therefor;

(o) Liens related to minor survey exceptions, minor encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; and

(p) Liens securing Indebtedness, in an aggregate principal amount such that Aggregate Secured Debt does not exceed at any one time outstanding the greatest of (1) $10.0 billion, (2) 15% of Consolidated Net Tangible Assets and (3) an amount equal to l.25x of Consolidated EBITDA.

For purposes of determining compliance with the covenants in Section 4.05 and this definition of Permitted Liens, in the event that a Lien meets the criteria of more than one of the categories of Permitted Liens described above in clauses (a) through (p), the Company will be permitted, in its sole discretion, (1) to classify such Lien on the date of incurrence and may later reclassify such Lien in any manner (based on the circumstances existing at the time of any such reclassification), (2) may divide and later redivide the amount of such Lien among more than one of such clauses and (3) will only be required to include such Lien in one of any such clauses.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) used primarily for manufacturing, processing, research, warehousing or distribution owned by the Company or any of its Subsidiaries, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2.0% of Total Assets, other than any such facility (or portion thereof) that the Company reasonably determines is not material to the business of the Company and its Subsidiaries taken as a whole.

“Private Placement Legend” means the legend set forth in Section 2.06(g)(1)(A) hereof to be placed on all Notes issued under this Supplemental Indenture except where otherwise permitted by the provisions of this Supplemental Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Qualifying Equity Interests” means Equity Interests of the Company other than Disqualified Stock.

“Rating Agencies” means (a) Moody’s, (b) Fitch, (c) S&P and (d) if any of Moody’s, Fitch or S&P shall not make a rating of the Notes of a series available, a Nationally Recognized Statistical Rating Organization selected by the Company which shall be substituted for Moody’s, Fitch or S&P, as the case may be, with respect to such series of Notes.

“Rating Date” means the earlier of (a) the consummation of a Change of Control, and (b) public announcement of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

“Rating Decline” means the decrease in the rating of a series of Notes by two or more Rating Agencies by one or more gradations (including gradations within rating categories as well as between rating categories) from its rating on the Rating Date, or the withdrawal of a rating of a series of Notes by two or more Rating Agencies, in each case on, or within 60 days after, the Rating Date (which period shall be extended so long as the rating of such series of Notes is under publicly announced consideration by any of the Rating Agencies); provided that such Rating Agencies have confirmed that such decrease in or withdrawal of rating is a result of the Change of Control, and provided further, that no Rating Decline shall occur if, following such decrease in rating, (a) the Notes of such series are rated Investment Grade by at least two Rating Agencies or (b) the ratings of the Notes of such series by at least two Rating Agencies are equal to or better than their respective ratings on the Issue Date. If no Rating Agency announces an action with regard to its rating of the Notes after the occurrence of a Change of Control, the Company shall request each Rating Agency to confirm its rating of the Notes before the end of such 60-day period.

“Registrar” means the office or agency where Notes may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar.

“Registration Rights Agreement” means (a) with respect to the Initial Notes, the Registration Rights Agreement, dated as of April 22, 2026, among the Company, Vistra, the Subsidiary Guarantors and the other parties named on the signature pages thereof and (b) with respect to any Additional Notes, the comparable agreement, in each case, as such agreement may be amended, modified or supplemented from time to time.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department who shall have direct responsibility for the administration of the Indenture and any other officer of the Trustee to who any corporate trust matter relating to the Indenture is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Permanent Global Note or Regulation S Temporary Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note in the form of (a) Exhibit A-1 attached hereto with respect to the 2028 Notes, (b) Exhibit A-2 attached hereto with respect to the 2031 Notes, (c) Exhibit A-3 attached hereto with respect to the 2033 Notes or (d) Exhibit A-4 attached hereto with respect to the 2036 Notes, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Distribution Compliance Period.

“Regulation S Temporary Global Note” means a temporary Global Note in the form of (a) Exhibit A-1 attached hereto with respect to the 2028 Notes, (b) Exhibit A-2 attached hereto with respect to the 2031 Notes, (c) Exhibit A-3 attached hereto with respect to the 2033 Notes or (d) Exhibit A-4 attached hereto with respect to the 2036 Notes, bearing the Global Note Legend, the Private Placement Legend and Regulation S Temporary Global Note Legend and deposited with or on behalf of, and registered in the name of, the Depository or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold for initial resale in reliance on Rule 903 of Regulation S.

“Regulation S Temporary Global Note Legend” means the legend set forth in Section 2.06(g)(3) to be placed on all Regulation S Temporary Global Notes issued under this Supplemental Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Subsidiary” means “Restricted Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“RTO” means “regional transmission organization,” as further defined by Federal Energy Regulatory Commission policies, orders and regulations.

 “Rule 144” means Rule 144 adopted by the SEC under the Securities Act.

“Rule 144A” means Rule 144A adopted by the SEC under the Securities Act.

“S&P” means S&P Global Ratings (a division of S&P Global, Inc.) or any of its successors or assigns that is a Nationally Recognized Statistical Rating Organization.

“Screened Affiliate” means any Affiliate of a Holder (a) that makes investment decisions independently from such Holder and any other Affiliate of such Holder that is not a Screened Affiliate, (b) that has in place customary information screens between it and such Holder and any other Affiliate of such Holder that is not a Screened Affiliate and such screens prohibit the sharing of information with respect to the Company or their Subsidiaries, (c) whose investment policies are not directed by such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes, and (d) whose investment decisions are not influenced by the investment decisions of such Holder or any other Affiliate of such Holder that is acting in concert with such Holder in connection with its investment in the Notes.

“SEC” means the United States Securities and Exchange Commission.

“Securities” means all notes of the Company of any series authenticated and delivered under the Base Indenture, including all Notes.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration Statement” means a registration statement effecting a Shelf Registration as defined in the applicable Registration Rights Agreement.

“Short Derivative Instrument” means a Derivative Instrument (a) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (b) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.

“Specified Transaction” means any incurrence or repayment of Indebtedness (other than for working capital purposes) or any Investment that results in a Person becoming a Subsidiary of the Company, any acquisition permitted under the Indenture, any Asset Disposition, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person, or any asset sale of a business unit, line of business or division of the Company or a Restricted Subsidiary, in each case whether by merger, consolidation, amalgamation or otherwise.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(b) any partnership (1) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (2) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Subsidiary Guarantee” means the guarantee by each Subsidiary Guarantor of the Company’s obligations under this Supplemental Indenture and the Notes, executed pursuant to the provisions of this Supplemental Indenture.

“Subsidiary Guarantor” means any of the Company’s current and future Eligible Subsidiaries that guarantees the Notes pursuant to the provisions of this Supplemental Indenture, in each case, until the Subsidiary Guarantee of such Person has been released in accordance with the provisions of this Supplemental Indenture; provided, for the avoidance of doubt, that Subsidiary Guarantor shall not include any Excluded Subsidiary unless the Company otherwise affirmatively elects to have such Excluded Subsidiary become a Subsidiary Guarantor.

“Tax Credit Event” in respect of a series of Notes means, in the reasonable determination of the Company, there exists a material risk, due to such series of Notes (considered on a standalone basis or together with other debt) having been issued, as part of an original issuance, to one or more “specified foreign entities,” as defined in Section 7701(a)(51)(B) of the Code, that the Company or any of its Affiliates would be unable to utilize or otherwise ineligible to claim any tax credits otherwise allowed under Section 38 of the Code.

“Tax Credit Event Redemption Date” in respect of a series of Notes means the date fixed for the redemption of such series of Notes upon the occurrence of a Tax Credit Event.

“Test Period” means “Test Period” as defined in the Credit Agreement as in effect on the Issue Date.

“TIA” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Total Assets” means, as of any date of determination, the total consolidated assets of the Company and its Subsidiaries, determined in accordance with GAAP, as shown on the most recent publicly available balance sheet of the Company, and after giving pro forma effect to any acquisition or disposal of any property or assets consummated after the date of the applicable balance sheet and on or prior to the date of determination and calculated on a “pro forma” basis consistent with the adjustments set forth in the definition of “Consolidated Secured Net Leverage Ratio”.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs:

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. Government Securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. Government Securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (a) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places. The Company will, prior to the redemption date, file with the Trustee an Officer’s Certificate setting forth the Treasury Rate. The Trustee shall not be responsible or liable for determining, confirming, calculating or verifying the Treasury Rate or the redemption price.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Subsidiary” means “Unrestricted Subsidiary” as defined in the Credit Agreement as in effect on the Issue Date.

“Vistra” means Vistra Corp., a Delaware corporation and its successors.

“Vistra Guarantee” means the guarantee by Vistra of the Company’s obligations under the Indenture and the Notes, executed pursuant to the provisions of the Indenture.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person under ordinary circumstances.

“Wholly Owned Domestic Subsidiary” means, as to any Person, any Wholly Owned Subsidiary of such Person which is a Domestic Subsidiary.

“Wholly Owned Subsidiary” means, as to any Person, (a) any corporation 100% of whose Capital Stock is at the time owned by such Person and/or one or more Wholly Owned Subsidiaries of such Person and (b) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly Owned Subsidiaries of such Person has a 100% Equity Interest at such time (other than, in the case of a Foreign Subsidiary of the Company with respect to the preceding clauses (a) and (b), director’s qualifying shares and/or other nominal amount of shares required to be held by Persons other than the Company and its Subsidiaries under Applicable Law).

Section 1.02          Other Definitions.

Term	Defined in
“2028 Notes”	Preamble
“2031 Notes”	Preamble
“2033 Notes”	Preamble
“2036 Notes”	Preamble
“Applicable Premium Deficit”	Section 11.01(1)(B)
“Base Indenture”	Preamble
“Change of Control Offer”	Section 4.06(a)
“Change of Control Payment”	Section 4.06(a)
“Change of Control Payment Date”	Section 4.06(a)(2)
“Company”	Preamble
“Covenant Defeasance”	Section 8.03
“Covenant Satisfaction Officer’s Certificate”	Section 6.09(b)
“Directing Holder”	Section 6.09(a)
“Event of Default”	Section 6.01
“Final Decision”	Section 6.09(b)
“Fixed Amounts”	Section 4.06(c)
“Incurrence-Based Amounts”	Section 4.06(c)
“Legal Defeasance”	Section 8.02
“Litigation”	Section 6.09(b)
“Noteholder Direction”	Section 6.09(a)
“Payment Default”	Section 6.01
“Position Representation”	Section 6.09(a)
“Successor Company”	Section 5.01(a)(1)(B)
“Testing Party”	Section 4.06(a)(3)
“Transaction Date”	Section 4.06(a)(3)
“Verification Covenant”	Section 6.09(a)
“Verification Covenant Officer’s Certificate”	Section 6.09(b)

Section 1.03          Rules of Construction.

Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) “will” shall be interpreted to express a command;

(f) provisions apply to successive events and transactions;

(g) references to sections of or rules under the Securities Act, TIA or Exchange Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(h) references to sections of the Indenture refer to sections of this Supplemental Indenture.

Section 1.04          Relationship with Base Indenture.
The terms and provisions contained in the Base Indenture shall constitute and are hereby expressly made a part of this Supplemental Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Base Indenture conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

The Trustee accepts the amendment of the Base Indenture effected by this Supplemental Indenture as hereby amended, but only upon the terms and conditions set forth in the Base Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee in the performance of the trust created by the Base Indenture, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Subsidiary Guarantors, or for or with respect to (a) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (b) the proper authorization hereof by the Company and the Subsidiary Guarantors, (c) the due execution hereof by the Company and the Subsidiary Guarantors or (d) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters; and for the avoidance of doubt, the terms, provisions and covenants of Articles 3, 4, 5, 6, 8, 9 and 10 of the Base Indenture are superseded in their entirety with respect to the Notes by this Supplemental Indenture.

Section 1.05          Incorporation by Reference of the Trust Indenture Act.

(a)          General. Whenever the Indenture refers to a provision of the TIA, such provision shall be deemed incorporated by reference in and made a part of the Indenture.

(b)          Certain Defined Terms. The following TIA terms used in the Indenture have the following meanings:

(1)          “indenture securities” means the Notes and the Guarantees;

(2)          “indenture security holder” means a Holder of a Note;

(3)          “indenture to be qualified” means the Indenture;

(4)          “indenture trustee” or “institutional trustee” means the Trustee; and

(5)          “obligor” on the Notes and the Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.

All other terms used in the Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

ARTICLE 2
THE NOTES

Section 2.01          Form and Dating.

(a)          General. The Notes shall be issued in registered global form (except as otherwise permitted herein with respect to Definitive Notes) without interest coupons. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of (1) Exhibit A-1 attached hereto with respect to the 2028 Notes, (2) Exhibit A-2 attached hereto with respect to the 2031 Notes, (3) Exhibit A-3 attached hereto with respect to the 2033 Notes or (4) Exhibit A-4 attached hereto with respect to the 2036 Notes, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall furnish any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of the Indenture and the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of the Notes conflicts with the express provisions of the Base Indenture, the provisions of the Notes shall govern and be controlling, and, to the extent any provision of the Notes conflicts with the express provisions of this Supplemental Indenture, the provisions of this Supplemental Indenture shall govern and be controlling.

(b)          Global Notes.

(1)         Notes initially issued in global form shall be substantially in the form of (i) Exhibit A-1 attached hereto with respect to the 2028 Notes, (ii) Exhibit A-2 attached hereto with respect to the 2031 Notes, (iii) Exhibit A-3 attached hereto with respect to the 2033 Notes or (iv) Exhibit A-4 attached hereto with respect to the 2036 Notes, as applicable (including, in each case, the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of (i) Exhibit A-1 attached hereto with respect to the 2028 Notes, (ii) Exhibit A-2 attached hereto with respect to the 2031 Notes, (iii) Exhibit A-3 attached hereto with respect to the 2033 Notes or (iv) Exhibit A-4 attached hereto with respect to the 2036 Notes, as applicable (but, in each case, without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time as reflected in the records of the Trustee and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. The Trustee’s records shall be noted to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

(2)         Notes sold within the United States of America to QIBs pursuant to Rule 144A under the Securities Act shall be issued initially in the form of one or more 144A Global Notes, which shall be deposited with the Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Company and authenticated by the Trustee or the authenticating agent as provided herein. The aggregate principal amount of the 144A Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(3)          Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more Regulation S Temporary Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Registrar and Custodian for DTC and registered in the name of Cede & Co., the nominee of DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. In no event shall any Person hold an interest in a Regulation S Temporary Global Note other than directly or indirectly in or through accounts maintained at Euroclear or Clearstream as indirect participants in DTC. Prior to the termination of the Distribution Compliance Period, an interest in a Regulation S Temporary Global Note may not be transferred to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)).

(4)         Following the termination of the Distribution Compliance Period, beneficial interests in the Regulation S Temporary Global Note shall be exchanged for beneficial interests in the Regulation S Permanent Global Note pursuant to the Applicable Procedures. Simultaneously with the authentication of such Regulation S Permanent Global Note, the Trustee shall, upon receipt of a Company Order, cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Notes and the Regulation S Permanent Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee, as the case may be, in connection with transfers of interests as hereinafter provided.

(c)          Book-Entry Provisions. Ownership of beneficial interests in the Global Notes shall be limited to persons that have accounts with DTC or persons that may hold interests through such participants, including through Euroclear and Clearstream. Ownership of beneficial interests in the Global Notes and transfers thereof shall be subject to restrictions on transfer and certification requirements as set forth herein. Participants and Indirect Participants shall have no rights under the Indenture or any Global Note with respect to any Global Note held on their behalf by the Depository or by the Trustee as custodian for the Depository, and the Depository shall be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants or Indirect Participants, the Applicable Procedures or the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

(d)        DTC, Euroclear and Clearstream Procedures Applicable. Transfers of beneficial interests in the Global Notes between participants in DTC, participants in Euroclear or participants in Clearstream shall be effected by DTC, Euroclear or Clearstream pursuant to customary procedures and subject to the applicable rules and procedures established by DTC, Euroclear or Clearstream and their respective participants.

Section 2.02          Execution and Authentication.

(a) At least one Officer must sign the Notes for the Company by manual, electronic, facsimile or .pdf signature.

(b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

(c) A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under the Indenture. A Note shall be dated the date of its authentication.

(d) The Trustee shall, upon receipt of a Company Order, authenticate Notes for original issue under the Indenture, including any Additional Notes issued pursuant to Section 2.07 hereof and any Exchange Notes issued pursuant to Section 2.06(f) hereof. The aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Securities authorized for issuance by the Company pursuant to one or more Company Orders.

(e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in the Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders, the Company or an Affiliate of the Company.

Section 2.03          Registrar and Paying Agent.

(a)          The Company will maintain a Registrar and a Paying Agent. The Registrar will keep a register of the Holders and the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents and may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to the Indenture. The Company or any of the Company’s Subsidiaries may act as Paying Agent or Registrar.

(b)           The Company initially appoints DTC to act as Depository with respect to the Global Notes.

(c)           The Company initially appoints the Trustee to act as the Registrar and Paying Agent with respect to the Global Notes.

Section 2.04          Paying Agent to Hold Money in Trust.

The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent (a) will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, or interest and Additional Interest, if any, on the Notes and (b) will notify the Trustee in writing of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) will have no further liability for the money. If the Company or a Subsidiary of the Company acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05          Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders and the Company shall otherwise comply with TIA § 312(a).

Section 2.06          Transfer and Exchange.

(a)          Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository, by a nominee of the Depository to the Depository or to another nominee of the Depository, or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. The Company shall exchange Global Notes for Definitive Notes of the same series if at any time:

(1)         the Company delivers to the Trustee notice from the Depository that it is unwilling or unable to continue to act as Depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depository is not appointed by the Company within 90 days after the date of such notice from the Depository;

(2)         the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes of the same series and delivers an Officer’s Certificate to such effect to the Trustee; or

(3)          upon the written request of a Holder if a Default or Event of Default shall have occurred and be continuing with respect to the Notes.

Upon the occurrence of any of the preceding events in (1), (2) or (3) above, Definitive Notes shall be issued in such names and in any approved denominations as the Depository shall instruct the Trustee.

In no event shall the Regulation S Temporary Global Note be exchanged by the Company for Definitive Notes prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon the exchange of a Global Note for Definitive Notes, such Global Note shall, upon receipt of a Company Order, be cancelled by the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depository, pursuant to written instructions from its Participants or its Applicable Procedures, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depository.

A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c) and (d) hereof.

(b)          Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depository, in accordance with the provisions of the Indenture and the Applicable Procedures. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)        Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to or for the account or benefit of a “U.S. Person” (as defined in Rule 902(k) of Regulation S) (other than a “distributor” (as defined in Rule 902(d) of Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)          All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to credit or cause to be credited a beneficial interest in another Global Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)         both:

(i)          a written order from a Participant or an Indirect Participant given to the Depository in accordance with the Applicable Procedures directing the Depository to cause to be issued a Definitive Note of the same series in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)          instructions given by the Depository to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in a Regulation S Temporary Global Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act.

Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon compliance by each holder of beneficial interests in a Restricted Global Note with the instructions contained in the Letter of Transmittal delivered (or deemed to be delivered) by such holder to the Registrar.

Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in the Indenture and the Notes or otherwise applicable under the Securities Act, and upon receipt of an Officer’s Certificate in form reasonably satisfactory to the Trustee, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

(3)        Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note of the same series if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)        if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)         if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, as the case may be, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)        Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note of the same series or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and:

(A)          such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, represents in accordance with the applicable Letter of Transmittal that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes;

(B)          such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)          such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D)          the Registrar receives the following:

(i)          if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(ii)        if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (D) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)          Transfer or Exchange of Beneficial Interests in Global Notes for Definitive Notes. Transfers or exchanges of beneficial interests in Global Notes for Definitive Notes shall in each case be subject to the satisfaction of any applicable conditions set forth in Section 2.06(b)(2) hereof, and to the requirements set forth below in this Section 2.06(c).

(1)         Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note of the same series or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A)        if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)         if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)         if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)         Beneficial Interests in Regulation S Temporary Global Notes to Definitive Notes. Notwithstanding Sections 2.06(c)(1)(A) and (C), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (x) the expiration of the Distribution Compliance Period and (y) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3)         Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note of the same series or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series only if:

(A)        such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, represents in accordance with the applicable Letter of Transmittal that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes;

(B)         such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)         such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D)         the Registrar receives the following:

(i)        if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(ii)       if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

The Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the Company Order a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the Depository shall instruct, pursuant to written instruction from its Participants or its Applicable Procedures. The Trustee shall deliver such Definitive Notes to, or as directed by, the Persons in whose names such Definitive Notes are so registered.

(4)         Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depository and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(4) will not bear the Private Placement Legend.

(d)          Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

(1)        Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note of the same series or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note of the same series, then, upon receipt by the Registrar of the following documentation:

(A)         if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2)(b) thereof;

(B)         if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)         if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)        if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)          if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof;

(F)         if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof; or

(G)         if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(d) thereof;

the Trustee, upon receipt of a Company Order, shall cancel the Restricted Definitive Note, and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, and, in the case of clause (C) above, a Regulation S Global Note.

(2)         Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series only if:

(A)         the Registrar receives the following:

(i)         if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(ii)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (A), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee, upon receipt of a Company Order, will cancel the Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)         Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note of the same series or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note of the same series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

(4)         Unrestricted Definitive Notes to Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(A) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)          Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)          Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note of the same series if the Registrar receives the following:

(A)        if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)         if the transfer will be made pursuant to Rule 903 or Rule 904 of Regulation S, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)        if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)          Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note of the same series or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note of the same series if:

(A)        such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, represents in accordance with the applicable Letter of Transmittal that (i) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (ii) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (iii) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (iv) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and (v) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes;

(B)         such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)         such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the related Registration Rights Agreement; or

(D)         the Registrar receives the following:

(i)           if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(ii)          if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e), the Trustee shall, upon receipt of a Company Order, cancel the prior Restricted Definitive Note and the Company will execute, and upon receipt of a Company Order in accordance with Section 2.02, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the Holder of such prior Restricted Definitive Note in written instructions delivered to the Registrar by such Holder.

(3)         Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note of the same series. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)          Exchange Offer. Upon the consummation of an Exchange Offer in accordance with the related Registration Rights Agreement, the Company will issue and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

(1)        one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in the Exchange Offer by persons that represent that (A) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (B) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (C) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (D) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and E) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes; and

(2)        Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer by Person that represent that (A) any Exchange Notes to be received by it will be acquired in the ordinary course of its business, (B) at the time of the commencement of the Exchange Offer it has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the Exchange Notes in violation of the provisions of the Securities Act, (C) it is not an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company, (D) if such Holder is not a broker-dealer, that it is not engaged in, and does not intend to engage in, the distribution of the Exchange Notes and E) if such Holder is a broker-dealer that will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making or other trading activities, then such Holder will deliver a prospectus (or, to the extent permitted by law, make available a prospectus to purchasers) in connection with any resale of such Exchange Notes.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and, upon receipt of a Company Order in accordance with Section 2.02 hereof, the Trustee will authenticate and deliver to the Persons designated in the instructions Unrestricted Definitive Notes in the appropriate principal amounts.

(g)          Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under the Indenture unless specifically stated otherwise in the applicable provisions of the Indenture.

(1)          Private Placement Legend.

(A)        Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT (FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE UNDER RULE 144A UNDER THE SECURITIES ACT) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER AND TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A UNDER THE SECURITIES ACT, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS AND SUBJECT TO ANY REQUIREMENT OF LAW THAT THE DISPOSITION OF THE SELLER’S PROPERTY OR THE PROPERTY OF AN INVESTOR ACCOUNT OR ACCOUNTS BE AT ALL TIMES WITH THE SELLER OR ACCOUNT’S CONTROL.”

(B)         Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)         Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITORY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.01 AND SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE BASE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITORY WITH THE PRIOR WRITTEN CONSENT OF VISTRA OPERATIONS COMPANY LLC. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3)         Regulation S Temporary Global Note Legend. Each Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE SECURITIES ACT. NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, DELIVERED OR EXCHANGED FOR AN INTEREST IN A PERMANENT GLOBAL NOTE OR OTHER NOTE EXCEPT UPON DELIVERY OF THE CERTIFICATIONS SPECIFIED IN THE INDENTURE.”

(h)        Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.13 of the Base Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and a notation will be made on the records maintained by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(i)          General Provisions Relating to Transfers and Exchanges.

(1)          To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of a Company Order in accordance with Section 2.02 hereof or at the Registrar’s request.

(2)          No service charge shall be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06, 4.06 and 9.04 hereof and Section 2.13 of the Base Indenture).

(3)         The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)          All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under the Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)          Neither the Registrar nor the Company shall be required:

(A)         to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

(B)          to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)          to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)         Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest and Additional Interest (if applicable) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

(7)          The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

(8)          All orders, certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)        Notwithstanding anything herein to the contrary, neither the Trustee nor the Registrar shall be responsible for ascertaining whether any transfer or exchange complies with the registration provisions of or exemptions from the Securities Act or applicable state securities laws.

(j)          Automatic Exchange from Restricted Global Note to Unrestricted Global Note. If and to the extent permitted in the applicable Registration Rights Agreement, at the option of the Company and upon compliance with the Applicable Procedures, beneficial interests in a Restricted Global Note shall be exchanged automatically for beneficial interests in an Unrestricted Global Note. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.

Section 2.07          Issuance of Additional Notes.

The Company shall be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Company Order, to issue Additional Notes (in an unlimited amount) under the Indenture which shall have identical terms as the Initial Notes of the same series issued on the Issue Date, other than with respect to the date of issuance, issue price, initial interest accrual date and initial interest payment date, provided that if any Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have a separate CUSIP or other identifying number. The Initial Notes issued on the Issue Date and any Additional Notes of such series issued shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Notes, the Company shall set forth in a resolution of its Board of Directors and an Officer’s Certificate, a copy of each of which shall be delivered to the Trustee, or in one or more indentures supplemental hereto, the following information:

(a)           the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to the Indenture; and

(b)         the issue price, the issue date, initial interest accrual date, initial interest payment date and the CUSIP number of such Additional Notes or other identifying number.

Section 2.08          CUSIP Numbers.

The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

ARTICLE 3
REDEMPTION AND PREPAYMENT

Section 3.01          Notices to Trustee.

If the Company elects to redeem the Notes pursuant to the optional redemption provisions of Section 3.08 hereof, it must furnish to the Trustee, at least 10 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(1)          the clause of the Indenture pursuant to which the redemption shall occur;

(2)          the redemption date;

(3)          the principal amount of the Notes to be redeemed;

(4)          the redemption price, if then determinable or, if not, the method for determination; and

(5)          the applicable CUSIP numbers, if any.

Section 3.02          Selection of Notes to Be Redeemed.

If less than all of the Notes of a series is to be redeemed at any time, the Trustee (or the Registrar if other than the Trustee) shall select the Notes of a series for redemption on a pro rata basis to the extent practicable or by lot or such other similar method in accordance with the procedures of the Depository, unless otherwise required by law or applicable stock exchange requirements (so long as the Trustee has actual knowledge of such listing).

In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 10 nor more than 60 days prior to the redemption by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. The Notes and portions of the Notes selected shall be in minimum amounts of $2,000 or whole multiples of $1,000 in excess of $2,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of the Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to the Notes called for redemption also apply to portions of the Notes called for redemption.

No Notes of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail or sent electronically at least 10 but not more than 60 days before the redemption date to each Holder to be redeemed, except that redemption notices may be mailed or sent electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount of that Note that is to be redeemed. In the case of certificated Notes, a new Note in principal amount equal to the unredeemed portion of the original Note shall be issued in the name of the Holder upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction or waiver of any conditions. On and after the redemption date, interest and Additional Interest (if applicable) ceases to accrue on Notes or portions of them called for redemption unless the Company defaults in making the applicable redemption payment.

Section 3.03          Notice of Redemption.

At least 10 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first-class mail or sent electronically, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that, notwithstanding anything to the contrary in Section 3.08 below, redemption notices may be mailed or delivered electronically more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture pursuant to Article 8 or Article 11 of this Supplemental Indenture.

The notice will identify the Notes to be redeemed and will state:

(1)          the redemption date, if then determinable or, if not, the method for determination;

(2)          the redemption price;

(3)         if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, in the case of certificated Notes, a new Note or Notes in principal amount equal to the unredeemed portion will be issued in the name of the Holder upon cancellation of the original Note;

(4)          the name and address of the Paying Agent;

(5)          that the Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(6)          that, unless the Company defaults in making such redemption payment, interest and Additional Interest (if applicable) on the Notes called for redemption ceases to accrue on and after the redemption date;

(7)          the applicable section of this Supplemental Indenture or the Notes pursuant to which the Notes called for redemption are being redeemed;

(8)         that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(9)         if such redemption is subject to the satisfaction of one of more conditions precedent, such notice shall state that, in the Company’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied (or waived by the Company in its sole discretion), such redemption may not occur and such notice may be rescinded in the event that any or all of such conditions shall not have been satisfied (or waived by the Company in its sole discretion) by the redemption date, or by the redemption date so delayed.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 1 Business Day prior to the requested date of delivery of the notice of redemption (or such shorter period as the Trustee in its sole discretion may allow), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Any redemption and notice thereof may, in the Company’s discretion, be subject to the satisfaction of one or more conditions precedent.

Section 3.04          Effect of Notice of Redemption.

Once notice of redemption is mailed or delivered electronically in accordance with Section 3.03 hereof, the Notes called for redemption become, subject to any conditions precedent set forth in the notice of redemption, irrevocably due and payable on the redemption date at the redemption price.

Section 3.05          Deposit of Redemption Price.

By 10:00 a.m., Eastern Time, on the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of, accrued interest and Additional Interest (if applicable) to but excluding the redemption date and premium, if any, on all Notes to be redeemed on that date. Promptly after the Company’s written request, the Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, accrued interest and Additional Interest (if applicable) and premium, if any, on, all Notes to be redeemed.

If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest and Additional Interest (if applicable) will cease to accrue on the Notes or the portions of Notes called for redemption.

If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest and Additional Interest (if applicable) shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption is not so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest and Additional Interest (if applicable) shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest or Additional Interest (if applicable) not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06          Notes Redeemed in Part.

Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of a Company Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

Section 3.07          Calculation of Redemption Price.

The Trustee shall have no obligation to calculate the redemption price of any Note.

Section 3.08          Optional Redemption.

(a)          At any time, the Company may, on any one or more occasions, redeem all or a part of the 2028 Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)         100% of the principal amount of the 2028 Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(b)         At any time prior to the applicable Par Call Date, the Company may, on any one or more occasions, redeem all or a part of the 2031 Notes, the 2033 Notes or the 2036 Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date (assuming the applicable series of Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)         100% of the principal amount of the series of Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(c)          On or after the applicable Par Call Date, the Company may, on any one or more occasions, redeem all or a part of the 2031 Notes, the 2033 Notes or the 2036 Notes at a redemption price equal to 100% of the principal amount of the applicable series of Notes being redeemed plus accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(d)           If, at any time, a Tax Credit Event occurs, the Company may redeem the applicable series of the Notes in whole, but not in part, upon a notice of redemption which (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to but excluding, the date of such redemption (the “Tax Credit Event Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent's receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

(e)          The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(f)           The Company is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(g)           If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest or Additional Interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(h)          Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer (as defined below), if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem the Notes of such series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest and Additional Interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

(i)           Any redemption pursuant to this Section 3.08 shall be made pursuant to the provisions of Section 3.01 through Section 3.06 hereof.

Section 3.09          Mandatory Redemption; Open Market Purchases.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes. However, the Company may be required to offer to purchase the Notes upon the occurrence of a Change of Control Trigger Event pursuant to Section 4.06. The Company and any Affiliates may at any time and from time to time purchase Notes in the open market or otherwise.

ARTICLE 4
COVENANTS

Section 4.01          Payment of Notes.

The Company shall pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest (if applicable) on the Notes on the dates and in the manner provided in this Supplemental Indenture and the Notes. Principal, premium, if any, and interest and Additional Interest (if applicable) will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest and Additional Interest, if any, then due. The Company shall (a) pay all Additional Interest, if any, in the same manner as interest on the dates and in the amounts set forth in the applicable Registration Rights Agreement and (b) give the Trustee written notice of the amounts and payment dates of any Additional Interest that may become payable under any Registration Rights Agreement.

Section 4.02          Maintenance of Office or Agency.

(a)          The Company shall maintain an office or agency (which may be an office of the Trustee or an Affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

(b)          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof; provided, however, the Trustee shall not be deemed an agent of the Company for the service of legal process.

Section 4.03          Reports.

(a)          Whether or not required by the SEC’s rules and regulations, so long as any Notes of a series are outstanding, the Company shall furnish to the Trustee and Holders of such series of Notes, within the time periods (including any extensions thereof) specified in the SEC’s rules and regulations:

(1)         all quarterly and annual reports of the Company that would be required to be filed with the SEC on Forms 10-Q and 10-K if the Company were required to file such reports; and

(2)         all current reports of the Company that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company’s consolidated financial statements by the Company’s independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing). To the extent such filings are made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders. To the extent such filings are not made with the SEC, the reports shall be deemed to have been furnished to the Trustee and Holders if the Company (i) delivers such reports to the Trustee and (ii) posts copies of such reports on a website (which may be nonpublic and may be maintained by the Company or a third party) to which access shall be given to Holders and prospective purchasers of the Notes, in each case at the Company’s expense and by the applicable date the Company would be required to file such information pursuant to the preceding paragraph.

(b)          In addition, the Company agrees that, for so long as any Notes of a series remain outstanding, if at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, it will furnish to the Holders of such series of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(c)         Notwithstanding the foregoing, the foregoing obligations may be satisfied with respect to financial and other information of the Company by furnishing (including by filing with the SEC) (i) the applicable financial statements of Vistra (or any other direct or indirect parent of the Company) or (ii) Vistra’s (or any other direct or indirect parent of the Company, as applicable) Form 8-K, 10-K or 10-Q, as applicable, filed with the SEC; provided that, with respect to Section 4.03(a), to the extent such information relates to Vistra (or any other direct or indirect parent of the Company), such information is accompanied by consolidating or other information that explains in reasonable detail the differences between the information relating to Vistra or such other parent, on the one hand, and the information relating to the Company on a standalone basis, on the other hand (provided, however, that the Company shall be under no obligation to deliver such consolidating or other explanatory information if the Total Assets and the Consolidated EBITDA of the Company and its consolidated Restricted Subsidiaries do not differ from the Total Assets and the Consolidated EBITDA, respectively, of Vistra (or any other direct or indirect parent of the Company) and its consolidated Subsidiaries by more than 5.0%).

(d)          The Trustee shall have no duty to review or analyze reports delivered to it. Delivery of such reports, information and documents, if any, to the Trustee is for informational purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice or knowledge of any information contained therein or determination from information therein, including the Company’s compliance with any of its covenants under the Indenture (as to which the Trustee is entitled to rely on an Officer’s Certificate).

(e)          To the extent any information is not filed or provided within the time periods specified in this Section 4.03 and such information is subsequently filed or provided, the Company will be deemed to have satisfied its obligations with respect thereto at such time and any Default with respect thereto shall be deemed to have been cured.

Section 4.04          Compliance Certificate.

(a)          The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in the Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of the Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest and Additional Interest, if any, on Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(b)          So long as any of the Notes are outstanding, the Company shall deliver to the Trustee, promptly upon the Company becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05          Liens.

(a)          The Company will not and will not permit any Subsidiary Guarantor to, create, incur, assume or suffer to exist or become effective any mortgage, pledge or other Lien (other than Permitted Liens) upon any Principal Property to secure indebtedness for borrowed money of the Company and the Subsidiary Guarantors represented by notes, bonds, debentures or other similar evidences of indebtedness, unless all payments due under the Indenture and the Notes issued thereunder are secured equally and ratably with (or prior to) the Obligations so secured prior to or simultaneously with the creation of such Lien until such time as such Obligations are no longer secured by a Lien.

(b)          With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness.

(c)         Any Lien created for the benefit of the Holders pursuant to Section 4.05(a) shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to secure the Notes.

Section 4.06          Offer to Repurchase Upon a Change of Control Trigger Event.

(a)          Upon the occurrence of a Change of Control Trigger Event, each Holder will have the right to require the Company to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that Holder’s Notes pursuant to a change of control offer (the “Change of Control Offer”). In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to but excluding the date of purchase, subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

(1)          that the Change of Control Offer is being made pursuant to this Section 4.06 and that all Notes tendered will be accepted for payment;

(2)         the purchase price and the purchase date, which date will be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically (the “Change of Control Payment Date”);

(3)          that any Note not tendered will continue to accrue interest and Additional Interest (if applicable);

(4)          that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest and Additional Interest (if applicable) after the Change of Control Payment Date;

(5)          that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)        that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, email, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)          that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 in principal amount or an integral multiple of $1,000 in excess of $2,000.

The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Trigger Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue of such compliance.

(b)          On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)          accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)       deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)          deliver or cause to be delivered to the Trustee the Notes properly tendered and accepted for purchase.

The Paying Agent shall promptly mail or deliver electronically to each Holder properly tendered the Change of Control Payment for the Notes, and the Trustee shall promptly authenticate and deliver (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note shall be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company shall notify the Holders and the Trustee, which may be via public announcement, of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)          Notwithstanding anything to the contrary in this Section 4.06, the Company shall not be required to make a Change of Control Offer upon a Change of Control Trigger Event if (1) a third party makes the Change of Control Offer with respect to the Notes in the manner, at or prior to the times and otherwise in compliance with the requirements set forth in this Section 4.06 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, (2) the Company or a third party has made an offer to purchase any and all Notes validly tendered at a cash price equal to or greater than the applicable Change of Control Payment and purchases all Notes so validly tendered and not validly withdrawn under such offer, or (3) notice of redemption has been given pursuant to Section 3.08 hereof, unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Trigger Event, with the obligation to pay and the timing of payment conditioned upon the occurrence of a Change of Control Trigger Event, if a definitive agreement to effect a Change of Control is in place at the time the Change of Control Offer is made.

(d)          A Change of Control Offer may be made at the same time as consents are solicited with respect to an amendment, supplement or waiver of the Indenture, Notes and/or Guarantees (but the Change of Control Offer may not condition tenders on the delivery of such consents).

Section 4.07          Vistra Guarantee

On the date that the Exchange Offer pursuant to the Registration Rights Agreement with respect to the Initial Notes is consummated, the Company shall cause Vistra to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which Vistra will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the Indenture, except as noted below, and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, Vistra will be a Guarantor with respect to the Notes until the Vistra Guarantee is released.

Section 4.08          Additional Subsidiary Guarantees.

If any Eligible Subsidiary of the Company other than a Subsidiary Guarantor guarantees any Indebtedness under the Credit Agreement, then within 60 Business Days thereof the Company shall cause such Eligible Subsidiary to execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit D hereto pursuant to which such Subsidiary will guarantee payment of the Notes on the same terms and conditions as those applicable to the Subsidiary Guarantors under the Indenture and will deliver to the Trustee an Officer’s Certificate and Opinion of Counsel that such supplemental indenture has been duly authorized, executed and delivered and constitutes a legally valid and enforceable obligation (subject to customary qualifications and exceptions). Thereafter, such Eligible Subsidiary will be a Subsidiary Guarantor with respect to the Notes until such Eligible Subsidiary’s Subsidiary Guarantee with respect to the Notes is released in accordance with the Indenture.

Section 4.09          Measuring Compliance.

(a)          With respect to:

(1)          whether any Lien is permitted to be incurred in compliance with the Indenture;

(2)        any calculation of the ratios, baskets or financial metrics, including, but not limited to, Consolidated Net Tangible Assets, Consolidated Secured Net Leverage Ratio and Total Assets, and whether a Default or Event of Default exists in connection with the foregoing; and

(3)          whether any condition precedent to the incurrence of Liens is satisfied;

at the option of the Company, any of its Subsidiaries, or a third party (the “Testing Party”), a Testing Party may select a date prior to the incurrence of any such Lien if such Testing Party has a reasonable expectation that the Company and/or any of its Subsidiaries will incur Liens at a future date in connection with a corporate event, including payment of a dividend, repurchase of equity, an acquisition, merger, amalgamation, or similar transaction or repayment, repurchase or refinancing of Indebtedness (any such date, the “Transaction Date”) as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth below.

(b)          For the avoidance of doubt, if the Testing Party elects to use the Transaction Date as the applicable date of determination in accordance with the foregoing,

(1)         any fluctuation or change in the ratios, baskets or financial metrics from the Transaction Date to the date of incurrence of such Lien will not be taken into account for purposes of determining (i) whether any such Lien is permitted to be incurred or (ii) in connection with compliance by the Company or any of its Subsidiaries with any other provision of the Indenture or the Notes;

(2)       if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to redetermine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Date for purposes of such baskets, ratios and financial metrics; and

(3)         until such corporate event is consummated or such definitive agreements relating to such corporate event are terminated, such corporate event and all transactions proposed to be undertaken in connection therewith (including the incurrence of Liens) will be given pro forma effect when determining compliance of other transactions that are consummated after the Transaction Date and on or prior to the date of consummation of such corporate event. In addition, the Indenture will provide that compliance with any requirement relating to the absence of a Default or Event of Default may be determined as of the Transaction Date (including any new Transaction Date) and not as of any later date as would otherwise be required under the Indenture.

(c)          Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Indenture that does not require compliance with a financial ratio or financial test (including, but not limited to, any Consolidated Secured Net Leverage Ratio, Consolidated Net Tangible Assets or Total Assets test) (any such amounts, the “Fixed Amounts”) within five Business Days of any amounts incurred or transactions entered into (or consummated) in reliance on a provision of the Indenture that requires compliance with a financial ratio or financial test (including any Consolidated Secured Net Leverage Ratio, Consolidated Net Tangible Assets or Total Assets test) (any such amounts, the “Incurrence-Based Amounts”), it is understood and agreed that the Fixed Amounts shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence-Based Amounts.

(d)          For purposes of the calculation of the Consolidated Secured Net Leverage Ratio, in connection with the incurrence of any Lien pursuant to clause (p) of the definition of “Permitted Liens,” the Company may elect, pursuant to an Officer’s Certificate, to treat all or a portion of the commitment under any Indebtedness which is to be secured by such Lien as being incurred as of such determination date or the Company may opt to calculate any such ratios at announcement or closing of the relevant transaction and any subsequent incurrence of Indebtedness under such commitment that was so treated shall not be deemed, for purposes of this calculation, to be an incurrence of additional Indebtedness or additional Lien at such subsequent time; provided that if the Company makes such an election, for purposes of the calculation of the Consolidated Secured Net Leverage Ratio in connection with any subsequent incurrence of any Lien pursuant to clause (p) of the definition of “Permitted Liens” (other than under such commitment), the amount under such commitment that was so treated shall be deemed to be incurred as of such determination date; provided, further, that the Company may elect to revoke such election at any time pursuant to an Officer’s Certificate.

ARTICLE 5
SUCCESSORS

Section 5.01          Merger, Consolidation or Sale of Assets.

(a)          The Company may not: (i) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person; unless:

(1)          either:

(A)          the Company is the surviving entity; or

(B)          the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2)        the Successor Company (if other than the Company) assumes all the Obligations of the Company under the Indenture, the Notes and any Registration Rights Agreement then in effect pursuant to a supplemental indenture hereto or other appropriate agreement; and

(3)          immediately after such transaction, no Event of Default exists.

(b)          This Section 5.01 will not apply to:

(1)        a merger, amalgamation or consolidation solely for the purpose of reincorporating or reorganizing the Company in another jurisdiction or forming a direct or indirect holding company of the Company; and

(2)          any sale, transfer, assignment, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries, including by way of merger or consolidation.

Section 5.02          Successor Company Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof, the Successor Company shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, assignment, transfer, lease, conveyance or other disposition, the provisions of the Indenture referring to the “Company” shall refer instead to the Successor Company and not to the Company), and may exercise every right and power of the Company under the Indenture with the same effect as if the Successor Company had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of, interest and Additional Interest (if applicable) on or premium (if any) on the Notes except in the case of a sale of all of the Company’s assets in a transaction that is subject to, and that complies with the provisions of, Section 5.01 hereof.

ARTICLE 6
DEFAULTS AND REMEDIES

Section 6.01          Events of Default.

Each of the following is an “Event of Default” with respect to the Notes of a series:

(1)          default for 30 days in the payment when due of interest and Additional Interest (if applicable) on such series of the Notes;

(2)          default in payment when due of the principal of, or premium, if any, on such series of the Notes;

(3)         failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03) after written notice by the Trustee or Holders of at least 30% in principal amount of the applicable series of Notes then outstanding; provided, that this clause (3) shall not apply to any such failure being contested in good faith by the Company or any applicable Subsidiary Guarantor;

(4)         default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default:

(A)        is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or

(B)       results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured),

and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary;

(5)         except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and

(6)        (a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

Section 6.02          Acceleration.

In the case of an Event of Default pursuant to Section 6.01(6), principal of and accrued and unpaid interest and Additional Interest, if any, on all the Notes of such series that are outstanding will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of such series of Notes that are outstanding may declare the principal of and accrued and unpaid interest and Additional Interest, if any, on all the Notes to be due and payable immediately.

Section 6.03          Waiver of Past Defaults.

Holders of not less than a majority in aggregate principal amount of the Notes that are then outstanding, by notice to the Trustee may, on behalf of the Holders, waive any existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of interest or Additional Interest (if applicable) on or principal of, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding applicable series of Notes by notice to the Trustee may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.04          Control by Majority.

Holders of a majority in principal amount of the applicable series of Notes that are then outstanding may direct the time, method and place of conducting a proceeding for exercising any remedy available to the Trustee in its exercise of any trust or power. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or the Notes or, subject to Section 7.01 and Section 7.02 of the Base Indenture, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability (provided, that the Trustee shall not have an affirmative duty to determine whether any such direction is unduly prejudicial to any other Holder); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may withhold from Holders notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, or interest and Additional Interest (if applicable).

Section 6.05          Limitation on Suits.

In case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any Holders unless such Holders have offered to the Trustee indemnity and/or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest and Additional Interest (if applicable) when due, no Holder may pursue any remedy with respect to the Indenture unless:

(1)          such Holder has previously given the Trustee written notice that an Event of Default is continuing;

(2)        Holders of at least 30% in aggregate principal amount of a series of the Notes that are then outstanding have made a written request to the Trustee to pursue the remedy;

(3)          such Holders have offered and, if requested, provided the Trustee reasonable security and/or indemnity against any loss, liability or expense;

(4)          the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5)        Holders of a majority in aggregate principal amount of such series of the Notes that are then outstanding have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 6.06          Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(1) or Section 6.01(2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest and Additional Interest (if applicable) remaining unpaid on the Notes and interest and Additional Interest (if applicable) on overdue principal and, to the extent lawful, interest and Additional Interest (if applicable) and such further amount as shall be sufficient to cover the costs and expenses of collection, including the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding.

Section 6.07          Priorities.

If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

First: to the Trustee, its agents and attorneys for amounts due under Section 7.06 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: subject to clause Second of Section 6.07 of the Base Indenture, to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and interest and Additional Interest (if applicable), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest and Additional Interest (if applicable), respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.07.

Section 6.08          Trustee May File Proofs of Claim.

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, its Subsidiaries or its or their respective creditors or properties and, unless prohibited by law or applicable regulations, may be entitled and empowered to participate as a member of any official committee of creditors appointed in such matter and may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian or other party making payment in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06 of the Base Indenture. No provision of the Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.09          Noteholder Directions.

(a)          Any notice of Default, notice of acceleration or instruction to a Responsible Officer of the Trustee to provide a notice of Default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (each, a “Directing Holder”) must be accompanied by a written representation from each such Holder to the Company and the Trustee that such Holder is not (or, in the case such Holder is DTC or its nominee, that such Holder is being instructed solely by Beneficial Owners that are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to a notice of Default shall be deemed repeated at all times until the resulting Event of Default is cured or otherwise ceases to exist or the Notes are accelerated. In addition, each Directing Holder must, at the time of providing a Noteholder Direction, covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Directing Holder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). Notwithstanding anything to the contrary, in any case in which the Holder is DTC or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the Beneficial Owner of the Notes in lieu of DTC or its nominee, and DTC shall be entitled to rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee, and such beneficial owner shall provide proof of its holdings in a manner satisfactory to the Trustee.

(b)          If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an officer’s certificate stating that the Company has initiated litigation (“Litigation”) in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any Event of Default that resulted from the applicable Noteholder Direction, the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to such Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter (a “Final Decision”). Once such officer’s certificate has been provided to the Trustee, the Trustee shall take no further action pursuant to the related Noteholder Direction until it has actual knowledge of a Final Decision. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Notes, the Company provides to the Trustee an officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant (a “Verification Covenant Officer’s Certificate”), the cure period with respect to such Event of Default shall be automatically stayed and the cure period with respect to any Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed until such time as the Company provides the Trustee with an officer’s certificate that the Verification Covenant has been satisfied (a “Covenant Satisfaction Officer’s Certificate”); provided that the Company shall promptly deliver such officer’s certificate to the Trustee upon becoming aware that the Verification Covenant has been satisfied. Any breach of the Position Representation (as evidenced by the delivery to the Trustee of the officer’s certificate stating that a Directing Holder failed to satisfy its Verification Covenant) shall result in such Holder’s participation in such Noteholder Direction being disregarded; and if, without the participation of such Holder, the percentage of Notes held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such Default or Event of Default.

(c)         Notwithstanding anything in Section 6.09(a) or Section 6.09(b) to the contrary, (i) any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar direction shall not require compliance with the foregoing paragraphs and (ii) a notice of Default may not be given with respect to any action taken, and reported publicly or to Holders, more than two years prior to such notice of Default. For the avoidance of doubt, the Trustee shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant or verify any statements in any officer’s certificates delivered to it or otherwise make calculations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall have no obligation to monitor or determine whether a Holder is Net Short and can rely conclusively on a Directing Holder’s Position Representation, the officer’s certificates delivered by the Company and determinations made by a court of competent jurisdiction and shall have no liability for ceasing to take any action, staying any remedy or otherwise failing to act in accordance with a Noteholder Direction during the pendency of Litigation or a Noteholder Direction after a Verification Covenant Officer’s Certificate has been provided but prior to receipt of a Covenant Satisfaction Officer’s Certificate. The Trustee shall have no liability or responsibility to the Company or to any Holder or any other Person in connection with any Noteholder Direction or to determine whether or not any Holder has delivered a Position Representation or that such Position Representation conforms with the Indenture or any other agreement.

Section 6.10 Rights of Holders to Receive Payment.

Notwithstanding any other provision of the Indenture, the right of any Holder of a Note to receive payment of principal of, and interest and Additional Interest (if applicable) on, the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.11          Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.10 hereof, or a suit by Holders of more than 10% in aggregate principal amount of the then outstanding Notes.

ARTICLE 7
[RESERVED]

Section 7.01          [Reserved].

ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01          Option to Effect Legal Defeasance or Covenant Defeasance.

The Company may, at its option evidenced by a resolution of its Board of Directors set forth in an Officer’s Certificate, at any time, elect to have either Section 8.02 or Section 8.03 hereof be applied to the Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02          Legal Defeasance and Discharge.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to the Notes (including the Guarantees) on the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the Notes (including the Guarantees with respect to the Notes), which will thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections hereof referred to in clauses (1) and (2) below, and to have satisfied all their other obligations under the applicable Note Documents (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

(1)         the rights of Holders of such Notes that are then outstanding to receive payments in respect of the principal of, interest and Additional Interest (if applicable) on or premium on, such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

(2)          the Company’s obligations with respect to such Notes under Article 2 and Section 4.02 hereof;

(3)       the rights, powers, trusts, duties, indemnities and immunities of the Trustee under the Indenture, and the Company’s and the Subsidiary Guarantors’ Obligations in connection therewith; and

(4)          this Article 8.

Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03          Covenant Defeasance.

Upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of their obligations under Sections 4.03, 4.04, 4.05, 4.06, 4.07 and 4.08 hereof with respect to the Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, “Covenant Defeasance”), and the Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that the Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the Notes and Guarantees with respect to the Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other Note Document and such omission to comply will not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of the Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Company’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Sections 8.04, 6.01(3), 6.01(4) and 6.01(5) hereof shall not constitute Events of Default.

Section 8.04          Conditions to Legal or Covenant Defeasance.

(a)           In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes under either Section 8.02 or Section 8.03 hereof:

(1)         the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of such series of Notes, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient to pay the principal of, interest and Additional Interest (if applicable) on and premium on, such Notes that are then outstanding on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether such Notes are being defeased to maturity or to a particular redemption date;

(2)       in the case of Legal Defeasance, the Company has delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the Holders and the beneficial owners of such series of Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)        in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders and the beneficial owners of such series of Notes that are then outstanding will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)         no Default or Event of Default with respect to such series of Notes has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5)         such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)        the Company must deliver to the Trustee an Officer’s Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)         the Company must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05          Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest and Additional Interest (if applicable), but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest and Additional Interest (if applicable) received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a)(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06          Repayment to the Company.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest and Additional Interest (if applicable) on, any Note and remaining unclaimed for two years after such principal, premium, if any, or interest and Additional Interest (if applicable) has become due and payable, shall be paid to the Company on its written request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

Section 8.07          Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or Section 8.03 hereof, as the case may be, by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantors’ obligations under the applicable Note Documents will be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or Section 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or Section 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest and Additional Interest (if applicable) on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01          Without Consent of Holders of Notes.

Notwithstanding Article 9 of the Base Indenture and Section 9.02 hereof, the Company, the Guarantors and the Trustee may amend or supplement any Note Document without the consent of any Holder:

(1)          to cure any ambiguity, omission, mistake, error, defect or inconsistency;

(2)          to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3)          to provide for the assumption of the Company’s or a Guarantor’s Obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets pursuant to Article 5 of this Supplemental Indenture (if applicable);

(4)         to make any change that would provide any additional rights or benefits to the Holders or that does not materially adversely affect the legal rights under the Indenture of any such Holder;

(5)          to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA;

(6)          to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of the Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Guarantees, as evidenced by an Officer’s Certificate;

(7)          to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8)          to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture;

(9)         to allow any Guarantor to execute a supplemental indenture substantially in the form of Exhibit D hereto and/or a Guarantee with respect to the Notes;

(10)        to release any Guarantor from its Guarantee pursuant to the Indenture when permitted or required by the Indenture;

(11)       to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes not prohibited by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; or

(12)        to comply with the rules and procedures of any applicable securities depository.

Upon the request of the Company, accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 12.02 of the Base Indenture and Section 9.05 hereof the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of any amended or supplemental indenture or any other amendment of or supplement to any Note Document authorized or permitted by the terms of this Supplemental Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to (but may, in its sole discretion) enter into such amended or supplemental indenture or any other amendment of or supplement to any Note Document that affects its own rights, duties, indemnities or immunities under this Supplemental Indenture or otherwise.

Section 9.02          With Consent of Holders of Notes.

(a)         Except as provided below in this Section 9.02, the Company, the Subsidiary Guarantors and the Trustee may amend or supplement the Note Documents (for the avoidance of doubt, other than the Base Indenture, but including, without limitation, Section 4.06 hereof) with the consent of the Holders of at least a majority in principal aggregate amount of the applicable series of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase, or tender offer or exchange offer for, the Notes), and, subject to Section 6.03 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or interest and Additional Interest (if applicable) on such Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of the Note Documents may be waived with the consent of the Holders of a majority in principal aggregate amount of the applicable series of Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Notes). Section 2.10 of the Base Indenture shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

(b)          Upon the request of the Company accompanied by a resolution of its Board of Directors and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 12.02 of the Base Indenture and Section 9.05 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental indenture or any amendment of or supplement to any Note Document authorized or permitted by the terms of this Supplemental Indenture unless such amended or supplemental indenture or any amendment of or supplement to any Note Document directly affects the Trustee’s own rights, duties, indemnities or immunities under this Supplemental Indenture or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amended or supplemental indenture or any amendment of or supplement to any Note Document.

(c)          It is not necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

(d)          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail or deliver electronically to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail or deliver electronically such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Section 6.03 hereof and Section 9.02 of the Base Indenture, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of the Note Documents.

(e)          Notwithstanding the foregoing, without the consent of each Holder of the applicable series of Notes affected, an amendment, supplement or waiver under this Section 9.02 may not (with respect to any such Notes held by a non-consenting Holder):

(1)          reduce the principal amount of the Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(2)         reduce the principal of or extend the fixed maturity of any such Note or alter the provisions with respect to the redemption of such Note (other than provisions relating to the covenant described in Section 4.06 and provisions relating to the number of days of notice to be given in the event of a redemption);

(3)          reduce the rate of or extend the stated time for payment of interest and Additional Interest (if applicable) on any such Note;

(4)         waive a Default or Event of Default in the payment of principal of, interest and Additional Interest (if applicable) on or premium on such series of the Notes (except a rescission of acceleration of such Notes by the Holders of a majority in aggregate principal amount of such series of the Notes and a waiver of the payment default that resulted from such acceleration);

(5)          make any such Note payable in currency other than that stated in such Notes;

(6)          make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of such Holders to receive payments of principal of, interest and Additional Interest (if applicable) on or premium on such series of the Notes;

(7)         impair the contractual right expressly set forth in the Indenture or the Notes of any Holder to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes on or after the due dates therefor; or

(8)          make any change to Section 9.01 hereof and this Section 9.02, as to the Notes.

(f)          Other than as expressly provided in this Section 9.02, the Base Indenture may only be amended, supplemented or otherwise modified as and to the extent provided in the Base Indenture.

Section 9.03          Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder, except as provided in Section 9.02(e).

Section 9.04          Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05          Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture or other amendment of or supplement to any Note Document authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities, indemnities or immunities of the Trustee. The Company may not sign an amended or supplemental indenture or other amendment of or supplement to any Note Document until the Board of Directors of the Company approves it. In executing any amended or supplemental indenture or other amendment of or supplement to any Note Document, the Trustee will be entitled to receive and (subject to Section 7.01 of the Base Indenture) will be fully protected in relying upon an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment of or supplement to any Note Document is authorized or permitted by the Indenture and the Note Documents.

ARTICLE 10
GUARANTEES

Section 10.01        Guarantee.

(a)          Subject to this Article 10, each of the Guarantors hereby, jointly and severally, irrevocably and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

(1)         the principal of, premium, if any, and interest and Additional Interest (if applicable) on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest and Additional Interest (if applicable) on the overdue principal of and interest and Additional Interest (if applicable) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

(2)         in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

(b)          The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Guarantee will not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(c)          If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(d)          Each Guarantor agrees that it will not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

Section 10.02        Limitation on Guarantor Liability.

Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 10, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.03        Guarantors May Consolidate, etc., on Certain Terms.

(a)          Except as otherwise provided in Section 10.04 hereof, no Guarantor may sell or otherwise dispose, in one or a series of related transactions, of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless immediately after giving effect to that transaction, no Default or Event of Default exists.

In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture substantially in the form of Exhibit D hereto, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Guarantees so issued will in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Guarantees had been issued on the Issue Date.

Except as set forth in Article 4 and Article 5 hereof, nothing contained in the Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

Section 10.04        Releases.

(a)
(1)          The Subsidiary Guarantee of a Subsidiary Guarantor will be released automatically:

(i)         in connection with any sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company;

(ii)          in connection with any sale or other disposition of Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or an Affiliate of the Company, if following such sale or other disposition, such Subsidiary Guarantor is not a direct or indirect Subsidiary of the Company;

(iii)        upon the release, discharge or termination of such Subsidiary Guarantor’s guarantee of all obligations of the Company under the Credit Agreement; or

(iv)          upon defeasance or satisfaction and discharge of the Notes as provided in Article 8 and Article 11 hereof.

(2)          The Vistra Guarantee by Vistra will be released automatically:

(i)            in the event that the Company provides the reports required under Section 4.03 without reliance on Section 4.03(c) thereunder; provided that such Vistra Guarantee shall be reinstated upon any date the Company elects to rely on Section 4.03(c); or

(ii)           upon defeasance or satisfaction and discharge of the Notes as provided in Article 8 and Article 11 hereof.

(b)          Upon delivery by the Company to the Trustee of an Officer’s Certificate to the effect that the action or event giving rise to a release has occurred as specified above, the Trustee shall, upon receipt by it of the documents described in Section 12.02 of the Base Indenture, execute any documents reasonably requested by the Company or the Trustee in order to evidence the release of any Guarantor from its obligations under its respective Guarantee.

(c)          Any Guarantor not released from its obligations under its respective Guarantee as provided in this Section 10.04 will remain liable for the full amount of principal of, interest and Additional Interest (if applicable) on and premium, if any, on the Notes and for the other obligations of any Guarantor under the Indenture as provided in this Article 10.

ARTICLE 11
SATISFACTION AND DISCHARGE

Section 11.01        Satisfaction and Discharge.

The Indenture will be discharged and will cease to be of further effect as to all Notes of a series issued hereunder (except as otherwise specified herein), when:

(1)          either:

(A)     all such Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(B)      all such Notes that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable within one year by reason of the issuance of a notice of redemption or otherwise and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest or Additional Interest (if applicable), to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest and Additional Interest (if applicable) to the date of maturity or redemption, as the case may be; provided, that upon any redemption that requires the payment of a premium, the amount deposited shall be sufficient to the extent that an amount is deposited with the Trustee equal to the premium calculated as of the date of the notice of redemption, with any deficit on the date of redemption (any such amount, the “Applicable Premium Deficit”) only required to be deposited with the Trustee on or prior to the date of redemption (it being understood that any satisfaction and discharge shall be subject to the condition subsequent that such deficit is in fact paid and that the Trustee shall have no liability whatsoever in the event that such Applicable Premium Deficit is not in fact paid). Any Applicable Premium Deficit shall be set forth in an Officers’ Certificate delivered to the Trustee simultaneously with the deposit of such Applicable Premium Deficit that confirms that such Applicable Premium Deficit shall be applied toward such redemption;

(2)          no Default or Event of Default under the Indenture has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;

(3)        the Company or any Guarantor has paid or caused to be paid all sums payable by it with respect to all of such series of the Notes under this Supplemental Indenture; and

(4)          the Company has delivered irrevocable written instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes of such series at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Supplemental Indenture as to Notes issued hereunder, if money has been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 11.01, the provisions of Section 11.02 and Section 8.06 hereof will survive.

Section 11.02        Application of Trust Money.

Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 11.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and the Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest and Additional Interest (if applicable) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the Company’s and any Subsidiary Guarantor’s obligations under this Supplemental Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01 hereof; provided that if the Company has made any payment of principal of, premium, if any, or interest and Additional Interest (if applicable) on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 12
MISCELLANEOUS

Section 12.01        Notices.

Any notice or communication by the Company or the Trustee to the other parties hereto is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), email, facsimile transmission or overnight air courier guaranteeing next-day delivery, to the others’ address:

If to the Company:

Vistra Corp.
6555 Sierra Drive
Irving, Texas 75039
Facsimile Number: (972) 556-6119
Attention: Legal Department

With a copy to:

Sidley Austin LLP
2021 McKinney Avenue, Suite 2000
Dallas, Texas 75201
Email: bhowell@sidley.com
Facsimile Number: (214) 981-3400
Attention: William D. Howell

If to the Trustee:

Wilmington Trust, National Association
99 Wood Avenue South – Suite 1000
Iselin, NJ 08830
Fax: (612)–217-5651
Attention: Vistra Operations Company LLC Account Manager

The Company or the Trustee, by notice to the other may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when sent, without automatic reply that such was unsuccessful, if emailed; when receipt acknowledged, if sent by facsimile transmission; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder will be delivered electronically or mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery or emailed to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed or sent to any person described in TIA § 313(c), to the extent required by the TIA. Failure to mail or send a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered, mailed or otherwise sent in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Company delivers a notice or communication to Holders, it will send a copy to the Trustee and each Agent at the same time.

Section 12.02	[Reserved].

Section 12.03	[Reserved].

Section 12.04        Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Agents may make reasonable rules and set reasonable requirements for its functions.

Section 12.05        No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.06        Governing Law.

(a)       THIS SUPPLEMENTAL INDENTURE, THE NOTES, AND THE GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(b)          Each party hereto irrevocably and unconditionally submits to the jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, New York County and of the United States District Court of the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to the Indenture, the Notes or the Guarantees, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each party hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in the Indenture shall affect any right that any party hereto otherwise have to bring any action or proceeding relating to the Indenture against any party hereto or its properties in the courts of any jurisdiction.

(c)          Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Indenture in any court referred to in Section 12.06(b) hereto. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)          Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01 hereof, such service to be effective upon receipt. Nothing in the Indenture will affect the right of any party hereto to serve process in any other manner permitted by law.

Section 12.07        Waiver of Immunity.

To the extent that any of the Company or the Subsidiary Guarantors has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution or execution, on the ground of sovereignty or otherwise) with respect to itself or its property, it hereby irrevocably waives, to the fullest extent permitted by Applicable Law, such immunity in respect of its obligations under the Indenture, Note and/or Subsidiary Guarantees.

Section 12.08        Waiver of Jury Trials.

ALL PARTIES HERETO HEREBY (AND THE HOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, THEREBY) IRREVOCABLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 12.09        No Adverse Interpretation of Other Agreements.

The Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret the Indenture.

Section 12.10        Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors. All agreements of each Subsidiary Guarantor in this Supplemental Indenture will bind its successors.

Section 12.11        USA Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Supplemental Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.

Section 12.12        Severability.

In case any provision in the Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.13        Counterpart Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, or PDF or other electronic transmission shall constitute effective execution and delivery of the Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes and shall constitute effective execution and delivery of the Indenture as to the parties hereto and will be of the same effect, validity and enforceability as manually executed signatures or a paper-based recordkeeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001-7006), the Electronic Signatures and Records Act of 1999 (N.Y. State Tech. §§ 301-309), or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Trustee pursuant to procedures approved by such Trustee.

Section 12.14        Table of Contents, Headings, etc.

The Table of Contents, Cross-Reference Table (as applicable) and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 12.15        Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under the Indenture or the Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 12.16        Trust Indenture Act Controls.

The Indenture shall incorporate and be governed by the provisions of the TIA that are required to be part of and to govern indentures qualified under the TIA, to the extent the Indenture is qualified thereunder. If any provision of the Indenture limits, qualifies or conflicts with the duties imposed by TIA § 318(c), the imposed duties will control.

[Signatures on following pages]

Dated: April 22, 2026
Vistra Operations Company LLC, as Issuer

	By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

Ambit California, LLC
Ambit Energy Holdings, LLC
Ambit Holdings, LLC
Ambit Illinois, LLC
Ambit Marketing, LLC
Ambit Midwest, LLC
Ambit New York, LLC
Ambit Northeast, LLC
Ambit Texas, LLC
Angus Solar, LLC
Beaver Falls Energy Storage, LLC
Beaver Falls, L.L.C.
Bellingham Power Generation LLC
Big Brown Power Company LLC
Big Sky Gas Holdings, LLC
Big Sky Gas LLC
Blackstone Power Generation LLC
BlueGen 1 LLC
BlueNet Holdings, LLC
Calumet Energy Team, LLC
Carneys Point Energy Storage, L.L.C.
Casco Bay Energy Company, LLC
Coffeen and Western Railroad Company
Coleto Creek Energy Storage LLC
Coleto Creek Power, LLC
Comanche Peak Power Company LLC
Connecticut Gas & Electric, LLC
Core Solar SPV I, LLC
Crius Energy Holdings, LLC
Crius Energy, LLC
Crius Solar Fulfillment, LLC
Dallas Power & Light Company, Inc.
Dicks Creek Power Company LLC
Dynegy Coal Holdco, LLC
Dynegy Coal Trading & Transportation, L.L.C.
Dynegy Conesville, LLC
Dynegy Energy Services (East), LLC
Dynegy Energy Services Mid-Atlantic, LLC

[Signature Page to Supplemental Indenture]

Dynegy Energy Services, LLC
Dynegy Killen, LLC
Dynegy Marketing and Trade, LLC
Dynegy Midwest Generation, LLC
Dynegy Operating Company
Dynegy Power Marketing, LLC
Dynegy Resources Generating Holdco, LLC
Dynegy South Bay, LLC
Dynegy Stuart, LLC
Edgewater Generation Holdings, L.L.C.
Edgewater Generation, L.L.C.
Edwards Energy Storage Phase 2 LLC
Energy Harbor Generation LLC
Energy Harbor Holdings LLC
Energy Harbor LLC
Energy Harbor Nuclear Generation LLC
Energy Rewards, LLC
Energy Services Providers, LLC
Ennis Power Company, LLC
EquiPower Resources Corp.
Everyday Energy, LLC
Fairless Energy, L.L.C.
Fayette Power Company LLC
Forest Grove Solar LLC
Fort Massac Energy Storage LLC
Freedomgen 1 LLC
Garrison Energy Center LLC
Generation SVC Company
Geranium Energy Storage I, L.L.C.
Geranium Energy Storage II, L.L.C.
Greenleaf Energy Unit 2 LLC
Hanging Rock Power Company LLC
Hays Energy, LLC
Hazleton Generation LLC
Hazleton Holdco, L.L.C
Hopewell Power Generation, LLC
Illinois Power Generating Company
Illinois Power Marketing Company, LLC
Illinois Power Resources Generating, LLC
Illinois Power Resources, LLC
Illinova Corporation
IPH, LLC
Kendall Power Company LLC
Kincaid Generation, L.L.C.
Kincaid Island Solar LLC
La Frontera Holdings, LLC

[Signature Page to Supplemental Indenture]

Lake Road Generating Company, LLC
Liberty Electric Power, LLC
Logan Energy Storage, L.L.C.
Lone Star Energy Company, Inc.
Lone Star Pipeline Company, Inc.
Luminant Administrative Services Company
Luminant Coal Generation LLC
Luminant Commercial Asset Management LLC
Luminant Energy Company LLC
Luminant Energy Trading California Company
Luminant ET Services Company LLC
Luminant Gas Imports LLC
Luminant Generation Company LLC
Luminant Mining Company LLC
Luminant Power Generation, LLC
Luminant Power LLC
Manchester Street, L.L.C.
Massachusetts Gas & Electric, LLC
Masspower, LLC
Miami Fort Power Company LLC
Midlothian Energy, LLC
Milford Power Company, LLC
Morro Bay Energy Storage 1, LLC
Morro Bay Energy Storage 2, LLC
Morro Bay Power Company LLC
Moss Landing Energy Storage 4, LLC
Moss Landing Power Company LLC
NatGas California, L.L.C.
NatGas Greenleaf Holdings, L.L.C.
NCA Land Holdings, LLC
NCA Resources Development Company LLC
NEPCO Services Company
Northeastern Power Company
Oak Grove Management Company LLC
Oak Hill Solar II LLC
Oakland Energy Storage 1, LLC
Oakland Energy Storage 2, LLC
Oakland Energy Storage 3, LLC
Oakland Power Company LLC
Ontelaunee Power Operating Company, LLC
Pleasants Corp.
Pleasants Energy, LLC
Pleasants LLC
Public Power & Utility of Maryland, LLC
Public Power & Utility of NY, LLC
Public Power, LLC (a Connecticut limited liability company)

[Signature Page to Supplemental Indenture]

Public Power, LLC (PA-3911142, a Pennsylvania limited liability company)
Public Power, LLC (PA-3933152, a Pennsylvania limited liability company)
Regional Energy Holdings, LLC
Sandow Power Company LLC
Sayreville Power Generation LP
Sayreville Power GP Inc.
Sayreville Power Holdings LLC
SBF New York, L.L.C.
SBFH Holdco, L.L.C.
Sithe Energies, Inc.
Sithe/Independence LLC
Southwestern Electric Service Company, Inc.
Syracuse Energy Storage, LLC
Syracuse, L.L.C.
Texas Electric Service Company, Inc.
Texas Energy Industries Company, Inc.
Texas Power & Light Company, Inc.
Texas Utilities Company, Inc.
Texas Utilities Electric Company, Inc
TriEagle 1, LLC
TriEagle 2, LLC
TriEagle Energy LP
Trinidad Power Storage LLC
TXU Electric Company, Inc.
TXU Energy Retail Company LLC
U.S. Gas & Electric, LLC
USG&E Solar, LLC
Value Based Brands LLC
Veazie Energy Storage LLC
Verbena Energy Storage, L.L.C.
Verengo, LLC
Viridian Energy NY, LLC
Viridian Energy Ohio LLC
Viridian Energy PA LLC
Viridian Energy, LLC
Viridian International Management LLC
Viridian Network, LLC
Vision Trading Company LLC
Vistra Asset Company LLC
Vistra Corporate Services Company
Vistra EP Properties Company
Vistra Finance Corp.

[Signature Page to Supplemental Indenture]

Vistra Insurance Solutions LLC
Vistra Nuclear Operations Company
Vistra Preferred, LLC
Vistra Retail Operations Company, LLC
Vistra Vision Holdings I LLC
Vistra Vision Holdings II LLC
Vistra Vision LLC
Vistra Vision Management LLC
Vistra Zero 2.0, LLC
Vistra Zero LLC
Volt Asset Company, LLC
VZ Development LLC
Washington Power Generation LLC
Wise County Power Company, LLC
Wise-Fuels Pipeline, Inc.
Zimmer Power Company LLC,
as Guarantors

By:	/s/ William M. Quinn
Name: William M. Quinn
Title: Senior Vice President and Treasurer

[Signature Page to Supplemental Indenture]

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Latoya S. Elvin
Name:	Latoya S. Elvin
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A-1

[Face of Note]

4.550% Senior Notes due 2028	CUSIP1/ISIN[2]:[ ]

No. [ ]

Vistra Operations Company LLC promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [ ] Dollars ($[ ]) on October 30, 2028.

Interest Payment Dates: April 30 and October 30

Record Dates: April 15 and October 15

Dated: _______________, 20[__]

[1]	CUSIPs: 92840VBD3 (Rule 144A) and U9226VBD8 (Regulation S)
[2]	ISINs: US92840VBD38 (Rule 144A) and USU9226VBD83 (Regulation S)

-A-1-1-

IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

Dated:

-A-1-2-

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

-A-1-3-

[Back of Note]

4.550% Senior Notes due 2028

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay (a) interest on the principal amount of this Note at 4.550% per annum from April 22, 2026 until maturity and (b) Additional Interest (if applicable) payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest (if applicable) semi-annually in arrears on April 30 and October 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and, other than with respect to Additional Interest which, if applicable, shall be paid in accordance with the Registration Rights Agreement, without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest and Additional Interest (if applicable) on the Notes will accrue from the most recent date to which interest has been paid or, if no interest or Additional Interest (if applicable) has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest or Additional Interest (if applicable), and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest (if applicable) shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be October 30, 2026. Interest and Additional Interest (if applicable) will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest and Additional Interest (if applicable) on the Notes to the Persons who are registered Holders of Notes as of April 15 and October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest and Additional Interest (if applicable) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest (if applicable) and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Interest (if applicable) and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of April 22, 2026 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of April 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a)        At any time, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 15 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(b)         If, at any time, a Tax Credit Event occurs, the Company may redeem the Notes in whole, but not in part, upon a notice of redemption which (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to but excluding, the date of such redemption (the “Tax Credit Event Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent's receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

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(c)        The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d)        The Company is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(e)        If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest or Additional Interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(f)         Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem the Notes of such series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest and Additional Interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest (if applicable) on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

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7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest (if applicable) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in making the applicable redemption payment.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes, (x) to release any Guarantor from its Guarantee pursuant to the Indenture when permitted or required by the Indenture, (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes not prohibited by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; or (xii) to comply with the rules and procedures of any applicable securities depository.

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11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest and Additional Interest (if applicable) on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; provided that this clause (3) shall not apply to any such failure being contested in good faith by the Company or applicable Subsidiary Guarantor; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

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12. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

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16. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued after the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of April 22, 2026, among the Company, Vistra Corp., a Delaware Corporation and the indirect parent of the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof relating to the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any such Additional Notes (collectively, the “Registration Rights Agreement”).

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and/or the Registration Rights Agreement. Requests may be made to:

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039
Attention: Legal Department
Facsimile: (972) 556-6119

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-2

[Face of Note]

5.000% Senior Notes due 2031	CUSIP3/ISIN[4]:[ ]

No. [ ]

Vistra Operations Company LLC promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [ ] Dollars ($[ ]) on April 30, 2031.

Interest Payment Dates: April 30 and October 30

Record Dates: April 15 and October 15

Dated: _______________, 20[__]

3 CUSIPs: 92840VBA9 (Rule 144A) and U9226VBA4 (Regulation S)
4 ISINs: US92840VBA98 (Rule 144A) and USU9226VBA45 (Regulation S)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

Dated:

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

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[Back of Note]

5.000% Senior Notes due 2031

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay (a) interest on the principal amount of this Note at 5.000% per annum from April 22, 2026 until maturity and (b) Additional Interest (if applicable) payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest (if applicable) semi-annually in arrears on April 30 and October 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and, other than with respect to Additional Interest which, if applicable, shall be paid in accordance with the Registration Rights Agreement, without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest and Additional Interest (if applicable) on the Notes will accrue from the most recent date to which interest has been paid or, if no interest or Additional Interest (if applicable) has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest or Additional Interest (if applicable), and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest (if applicable) shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be October 30, 2026. Interest and Additional Interest (if applicable) will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest and Additional Interest (if applicable) on the Notes to the Persons who are registered Holders of Notes as of April 15 and October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest and Additional Interest (if applicable) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest (if applicable) and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Interest (if applicable) and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of April 22, 2026 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of April 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a)         At any time prior to March 30, 2031, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date (assuming the Notes matured on March 30, 2031) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)          100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(b)         On or after March 30, 2031, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

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(c)         If, at any time, a Tax Credit Event occurs, the Company may redeem the Notes in whole, but not in part, upon a notice of redemption which (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to but excluding, the date of such redemption (the “Tax Credit Event Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent's receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

(d)        The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(e)        The Company is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(f)         If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest or Additional Interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(g)         Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem the Notes of such series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest and Additional Interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest (if applicable) on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

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7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest (if applicable) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in making the applicable redemption payment.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes, (x) to release any Guarantor from its Guarantee pursuant to the Indenture when permitted or required by the Indenture, (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes not prohibited by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; or (xii) to comply with the rules and procedures of any applicable securities depository.

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11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest and Additional Interest (if applicable) on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; provided that this clause (3) shall not apply to any such failure being contested in good faith by the Company or applicable Subsidiary Guarantor; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

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12. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued after the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of April 22, 2026, among the Company, Vistra Corp., a Delaware Corporation and the indirect parent of the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof relating to the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any such Additional Notes (collectively, the “Registration Rights Agreement”).

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and/or the Registration Rights Agreement. Requests may be made to:

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039
Attention: Legal Department
Facsimile: (972) 556-6119

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Assignment Form
To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-3

[Face of Note]

5.250% Senior Notes due 2033	CUSIP5/ISIN[6]:[ ]

No. [ ]

Vistra Operations Company LLC promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [ ] Dollars ($[ ]) on April 30, 2033.

Interest Payment Dates: April 30 and October 30

Record Dates: April 15 and October 15

Dated: _______________, 20[__]

5 CUSIPs: 92840VBB7 (Rule 144A) and U9226VBB2 (Regulation S)
6 ISINs: US92840VBB71 (Rule 144A) and USU9226VBB28 (Regulation S)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

Dated:

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

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[Back of Note]

5.250% Senior Notes due 2033

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay (a) interest on the principal amount of this Note at 5.250% per annum from April 22, 2026 until maturity and (b) Additional Interest (if applicable) payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest (if applicable) semi-annually in arrears on April 30 and October 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and, other than with respect to Additional Interest which, if applicable, shall be paid in accordance with the Registration Rights Agreement, without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest and Additional Interest (if applicable) on the Notes will accrue from the most recent date to which interest has been paid or, if no interest or Additional Interest (if applicable) has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest or Additional Interest (if applicable), and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest (if applicable) shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be October 30, 2026. Interest and Additional Interest (if applicable) will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest and Additional Interest (if applicable) on the Notes to the Persons who are registered Holders of Notes as of April 15 and October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest and Additional Interest (if applicable) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest (if applicable) and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Interest (if applicable) and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of April 22, 2026 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of April 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a)          At any time prior to February 28, 2033, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date (assuming the Notes matured on February 28, 2033) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)         100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(b)       On or after February 28, 2033, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

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(c)        If, at any time, a Tax Credit Event occurs, the Company may redeem the Notes in whole, but not in part, upon a notice of redemption which (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to but excluding, the date of such redemption (the “Tax Credit Event Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent's receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date). The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(d)        The Company is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(e)         If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest or Additional Interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(f)          Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem the Notes of such series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest and Additional Interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest (if applicable) on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

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7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest (if applicable) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in making the applicable redemption payment.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes, (x) to release any Guarantor from its Guarantee pursuant to the Indenture when permitted or required by the Indenture, (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes not prohibited by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; or (xii) to comply with the rules and procedures of any applicable securities depository.

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11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest and Additional Interest (if applicable) on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; provided that this clause (3) shall not apply to any such failure being contested in good faith by the Company or applicable Subsidiary Guarantor; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

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12. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued after the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of April 22, 2026, among the Company, Vistra Corp., a Delaware Corporation and the indirect parent of the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof relating to the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any such Additional Notes (collectively, the “Registration Rights Agreement”).

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and/or the Registration Rights Agreement. Requests may be made to:

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039
Attention: Legal Department
Facsimile: (972) 556-6119

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Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

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EXHIBIT A-4

[Face of Note]

5.550% Senior Notes due 2036	CUSIP7/ISIN[8]:[ ]

No. [ ]

Vistra Operations Company LLC promises to pay to CEDE & CO., INC. or registered assigns, the principal sum of [ ] Dollars ($[ ]) on April 30, 2036.

Interest Payment Dates: April 30 and October 30

Record Dates: April 15 and October 15

Dated: _______________, 20[__]

7 CUSIPs: 92840VBC5 (Rule 144A) and U9226VBC0 (Regulation S)
8 ISINs: US92840VBC54 (Rule 144A) and USU9226VBC01 (Regulation S)

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IN WITNESS WHEREOF, the Company has caused this Note to be duly signed below.

VISTRA OPERATIONS COMPANY LLC

By:
Name:
Title:

Dated:

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WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee certifies that this is one of the Notes described in the within-named Indenture.

By:
Name:
Title:

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[Back of Note]

5.550% Senior Notes due 2036

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Regulation S Temporary Global Note Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Supplemental Indenture referred to below unless otherwise indicated.

1. Interest. Vistra Operations Company LLC, a Delaware limited liability company (the “Company”), promises to pay (a) interest on the principal amount of this Note at 5.550% per annum from April 22, 2026 until maturity and (b) Additional Interest (if applicable) payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest (if applicable) semi-annually in arrears on April 30 and October 30 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (and, other than with respect to Additional Interest which, if applicable, shall be paid in accordance with the Registration Rights Agreement, without any additional interest or other payment in respect of any delay) (each, an “Interest Payment Date”), with the same force and effect as if made on such date. Interest and Additional Interest (if applicable) on the Notes will accrue from the most recent date to which interest has been paid or, if no interest or Additional Interest (if applicable) has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest or Additional Interest (if applicable), and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest (if applicable) shall accrue from such next succeeding Interest Payment Date; provided further, that the first Interest Payment Date shall be October 30, 2026. Interest and Additional Interest (if applicable) will be computed on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed during the period.

2. Method of Payment. The Company shall pay interest and Additional Interest (if applicable) on the Notes to the Persons who are registered Holders of Notes as of April 15 and October 15 (whether or not a Business Day) immediately preceding the Interest Payment Date, except that interest payable at maturity will be paid to the person to whom principal is paid. The Notes will be payable as to principal, premium, if any, and interest and Additional Interest (if applicable) at the office or agency of the Company maintained for such purpose, or, at the option of the Company, payment of interest and Additional Interest (if applicable) and may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest and Additional Interest (if applicable) and premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

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3. Paying Agent and Registrar. Initially, Wilmington Trust, National Association, the Trustee under the Indenture, will act as Paying Agent and the Registrar. The Company may change any Paying Agent or the Registrar without prior notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Indenture. The Company issued the Notes as one of a duly authenticated series of securities of the Company issued and to be issued in one or more series under an Indenture dated as of April 22, 2026 (the “Base Indenture”), between the Company and the Trustee, as amended by the Supplemental Indenture dated as of April 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Subsidiary Guarantors and the Trustee, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Base Indenture, the provisions of this Note shall govern and be controlling, and to the extent any provision of this Note conflicts with the express provisions of the Supplemental Indenture, the provisions of the Supplemental Indenture shall govern and be controlling. The Company shall be entitled to issue Additional Notes pursuant to Section 2.07 of the Supplemental Indenture.

5. Optional Redemption.

(a)         At any time prior to January 30, 2036, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)        (A) the sum of the present values of the remaining scheduled payments of principal and interest and Additional Interest (if applicable) thereon discounted to the redemption date (assuming the Notes matured on January 30, 2036) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points less (B) interest and Additional Interest (if applicable) accrued to the date of redemption, and

(2)        100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

(b)       On or after January 30, 2036, the Company may, on any one or more occasions, redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest and Additional Interest (if applicable) thereon to, but excluding, the redemption date.

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(c)        If, at any time, a Tax Credit Event occurs, the Company may redeem the Notes in whole, but not in part, upon a notice of redemption which (i) may only be sent by the later of (a) the end of the calendar year in which the Notes were issued and (b) six months from the date of issuance of the Notes and (ii) shall be accompanied by an Officer’s Certificate from the Company stating that a Tax Credit Event has occurred, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Interest, if any, to but excluding, the date of such redemption (the “Tax Credit Event Redemption Date”), subject to the rights of Holders on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date. The consummation of a redemption upon a Tax Credit Event may be subject to the Paying Agent's receipt of the required redemption moneys on or before the Tax Credit Event Redemption Date (and in such case no such redemption shall occur unless such moneys have been received by the Paying Agent on or before such date).

(d)       The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

(e)        The Company is not prohibited from acquiring the Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise, if such action does not otherwise violate the Indenture.

(f)          If a redemption date is not a Business Day, payment may be made on the next succeeding day that is a Business Day, and no interest or Additional Interest shall accrue on any amount that would have been otherwise payable on such redemption date if it were a Business Day for the intervening period.

(g)         Notwithstanding the foregoing, in connection with any tender offer for or other offer to purchase the Notes, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the outstanding Notes of a series validly tender and do not validly withdraw such Notes in such offer and the Company, or any third party making such an offer in lieu of the Company, purchase all of the Notes validly tendered and not withdrawn by such Holders, all Holders will be deemed to have consented to such offer, and the Company or such third party will have the right upon not less than 10 nor more than 60 days’ notice, given not more than 30 days following such offer expiration date, to redeem the Notes of such series that remain outstanding, in whole but not in part, following such purchase at a price equal to the price paid to each other Holder (excluding any early tender, incentive or similar fee) in such offer, plus, to the extent not included in the offer payment, accrued and unpaid interest and Additional Interest, if any, thereon, to, but excluding, such redemption date. In determining whether the Holders of at least 90% of the aggregate principal amount of the then outstanding Notes of a series have validly tendered and not validly withdrawn such Notes in a tender offer or other offer to purchase, such calculation shall include all Notes of such series owned by an Affiliate of the Company (notwithstanding any provision of the Indenture to the contrary).

6. Offer to Repurchase Upon a Change of Control Trigger Event. Upon the occurrence of a Change of Control Trigger Event, each Holder shall have the right to require the Company to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount of the Notes repurchased, plus accrued and unpaid interest and Additional Interest (if applicable) on the Notes, if any, to but excluding the date of purchase, subject to the rights of Holders of Notes on the relevant record date to receive interest and Additional Interest (if applicable) due on the relevant interest payment date specified in the notice (the “Change of Control Payment”). Within 30 days following any Change of Control Trigger Event, the Company shall mail (or deliver electronically) a notice to each Holder describing the transaction or transactions that constitute the Change of Control as required by the Indenture.

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7. Notice of Redemption. Notice of redemption will be furnished at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest and Additional Interest (if applicable) ceases to accrue on Notes or portions thereof called for redemption unless the Company defaults in making the applicable redemption payment.

8. Denominations, Transfer, Exchange. The Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may transfer or exchange Notes in accordance with the provisions of the Supplemental Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. There will be no service charge for any transfer or exchange of the Notes, but Holders will be required to pay all taxes due on transfer. The Company is not required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered Holder will be treated as the owner of the Note for all purposes.

9. Persons Deemed Owners. The registered Holder of a Note may be treated as its owner for all purposes.

10. Amendment, Supplement and Waiver. The Base Indenture may be amended as provided therein. The Note Documents (for the avoidance of doubt, other than the Base Indenture) may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes). Without the consent of any Holder of a Note, the Note Documents may be amended or supplemented (i) to cure any ambiguity, omission, mistake, error, defect or inconsistency, (ii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iii) to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets pursuant to Article 5 of the Supplemental Indenture, (iv) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not materially adversely affect the legal rights under the Indenture, (v) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939, as amended, (vi) to conform the text of the Indenture, the Notes, or the Guarantees to any provision of the “Description of the Notes” in the Offering Memorandum to the extent that such provision in the “Description of the Notes” was intended to be a verbatim or substantially verbatim recitation of a provision of the Indenture, the Notes or the Guarantees as evidenced by an Officer’s Certificate of the Company, (vii) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof, (viii) to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture, (ix) to allow any Guarantor to execute a supplemental indenture and/or Guarantee with respect to the Notes, (x) to release any Guarantor from its Guarantee pursuant to the Indenture when permitted or required by the Indenture, (xi) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes not prohibited by the Indenture, including to facilitate the issuance and administration of Notes; provided, however, that such amendment does not materially and adversely affect the rights of Holders to transfer the Notes; or (xii) to comply with the rules and procedures of any applicable securities depository.

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11. Defaults and Remedies. Events of Default include: (1) default for 30 days in the payment when due of interest and Additional Interest (if applicable) on the Notes; (2) default in payment when due of the principal of, or premium, if any, on the Notes; (3) failure by the Company or a Subsidiary Guarantor to comply with any covenant in the Indenture (other than a default specified in clause (1) or (2) above) for 60 days (or 120 days in the case of the covenant set forth in Section 4.03 of the Indenture) after written notice by the Trustee or Holders of at least 30% in principal amount of the Notes then outstanding; provided that this clause (3) shall not apply to any such failure being contested in good faith by the Company or applicable Subsidiary Guarantor; (4) default under any document evidencing any indebtedness for borrowed money by the Company or any Subsidiary Guarantor, whether such indebtedness now exists or is created after the Issue Date, if that default: (A) is caused by a failure to pay principal when due at final (and not any interim) maturity on or prior to the expiration of any grace period provided in such indebtedness (a “Payment Default”); or (B) results in the acceleration of such indebtedness prior to its express maturity (without such acceleration having been rescinded, annulled or otherwise cured), and, in each case, the principal amount of any such indebtedness, together with the principal amount of any other such indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated (without such acceleration having been rescinded, annulled or otherwise cured), exceeds the greater of (i) 5.00% of Total Assets, (ii) $2.0 billion and (iii) an amount equal to 0.25x of Consolidated EBITDA; provided that this clause (4) shall not apply to (i) secured indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such indebtedness; (ii) Non-Recourse Debt (except to the extent that the Company or any of the Subsidiary Guarantors that are not parties to such Non-Recourse Debt becomes directly or indirectly liable, including pursuant to any contingent obligation, for any such Non-Recourse Debt and such liability, individually or in the aggregate, exceeds the greater of (a) 5.00% of Total Assets, (b) $2.0 billion and (c) an amount equal to 0.25x of Consolidated EBITDA), (iii) any such Payment Default that is waived (including in the form of amendment) by the requisite holders of the applicable item of Indebtedness or contested in good faith by the Company or the applicable Subsidiary Guarantor; (iv) any indebtedness that is required to be converted into Qualifying Equity Interests upon the occurrence of certain designated events so long as no payments in cash or otherwise are required to be made in accordance with such conversion and (v) to the extent constituting Indebtedness, any indemnification, guarantee or other credit support obligations of the Company or any of the Subsidiary Guarantors in connection with any tax equity financing entered into by a non-Guarantor Subsidiary or any standard securitization undertakings of the Company or any of the Subsidiary Guarantors in connection with any securitization or other structured finance transaction entered into by a non-Guarantor Subsidiary; (5) except as permitted by the Indenture, any Subsidiary Guarantee of any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary shall be held in any final and non-appealable judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with its terms) to be in full force and effect or any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together would constitute a Significant Subsidiary, or any Person acting on behalf of any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors, taken together would constitute a Significant Subsidiary, shall deny or disaffirm in writing its or their obligations under its or their Subsidiary Guarantees; and (6)(a) a court of competent jurisdiction (i) enters an order or decree under any Bankruptcy Law that is for relief against the Company, any Subsidiary Guarantor that constitutes a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary in an involuntary case; (ii) appoints a custodian for all or substantially all of the property of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary; or (iii) orders the liquidation of the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary and, in each of clauses (i), (ii) or (iii), the order, appointment or decree remains unstayed and in effect for at least 60 consecutive days; or (b) the Company, any Subsidiary Guarantor that is a Significant Subsidiary or any group of Subsidiary Guarantors that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it or for all or substantially all of its property; or (iv) makes a general assignment for the benefit of its creditors.

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12. Trustee Dealings with Company. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantor or any Affiliate of the Company or any Guarantor with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee (if the Indenture has been qualified under the TIA) or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.09 of the Base Indenture.

13. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

14. Authentication. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

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15. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16. CUSIP Numbers/ISINs. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers/ISINs to be printed on the Notes and the Trustee may use CUSIP numbers/ISINs in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

17. NEW YORK LAW TO GOVERN. THE INDENTURE, THIS NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

18. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes issued after the date of the Indenture will have all the rights set forth in the Registration Rights Agreement dated as of April 22, 2026, among the Company, Vistra Corp., a Delaware Corporation and the indirect parent of the Company, the Subsidiary Guarantors and the other parties named on the signature pages thereof relating to the Notes or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Company, the Guarantors and the other parties thereto, relating to rights given by the Company and the Guarantors to the purchasers of any such Additional Notes (collectively, the “Registration Rights Agreement”).

The Company shall furnish to any Holder upon written request and without charge a copy of the Base Indenture, the Supplemental Indenture and/or the Registration Rights Agreement. Requests may be made to:

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039
Attention: Legal Department
Facsimile: (972) 556-6119

-A-4-10-

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

-A-4-11-

Option of Holder to Elect Purchase Pursuant to Section 4.06

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.06 of the Supplemental Indenture, state the amount you elect to have purchased:

$
Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

-A-4-12-

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

* This schedule should be included only if the Note is issued in global form.

-A-4-13-

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039

Wilmington Trust, National Association
99 Wood Avenue South – Suite 1000
Iselin, NJ 08830
Attention: Vistra Operations Company LLC Account Manager
Fax No.: (612)–217-5651

Re:	[4.550% Senior Notes due 2028 5.000% Senior Notes due 2031 5.250% Senior Notes due 2033 5.550% Senior Notes due 2036][9]

Reference is hereby made to the Supplemental Indenture, dated as of April 22, 2026 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to ___________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

9 Note to Draft: To update as applicable.

2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(a) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Distribution Compliance Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an initial purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Global Note or Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act in compliance with the prospectus delivery requirements of the Securities Act;
or
☐ such Transfer is being effected pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, or Rule 903 or Rule 904 of Regulation S, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by, if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 of Regulation S under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 of Regulation S and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

ANNEX A TO CERTIFICATE OF TRANSFER

1.	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or
(ii)	☐ Regulation S Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:

[CHECK ONE OF (a), (b) OR (c)]

(a)	☐ a beneficial interest in the:
(i)	☐ 144A Global Note (CUSIP _________), or
(ii)	☐ Regulation S Global Note (CUSIP _________), or
(iii)	☐ Unrestricted Global Note (CUSIP _________); or
(b)	☐ a Restricted Definitive Note; or
(c)	☐ an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE

Vistra Operations Company LLC
6555 Sierra Drive
Irving, Texas 75039

Wilmington Trust, National Association
99 Wood Avenue South – Suite 1000
Iselin, NJ 08830
Attention: Vistra Operations Company LLC Account Manager
Fax No.: (612)–217-5651

Re:	[4.550% Senior Notes due 2028 5.000% Senior Notes due 2031 5.250% Senior Notes due 2033 5.550% Senior Notes due 2036][10]

Reference is hereby made to the Supplemental Indenture, dated as of April 22, 2026 (the “Indenture”), among Vistra Operations Company LLC, as issuer (the “Company”), the Subsidiary Guarantors party thereto and Wilmington Trust, National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

10 Note to Draft: To update as applicable.

(b) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Note and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d) ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.         Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a) ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b) ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] 144A Global Note, Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Definitive Note and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]
By:
Name:
Title:
Dated:

EXHIBIT D
FORM OF SUPPLEMENTAL INDENTURE
ADDITIONAL GUARANTEES

THIS [ ] SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of ______________, 20__, among the guarantors listed on Schedule I hereto (the “Additional Guarantors”), Vistra Operations Company LLC, a Delaware limited liability company (the “Company” ), the other Guarantors (as defined in the Indenture, as defined below) and Wilmington Trust, National Association, as trustee under the Indenture (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee (i) that certain indenture (the “Base Indenture”), dated as of April 22, 2026, between the Company and the Trustee and (ii) that certain Supplemental Indenture, dated as of April 22, 2026 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantors party thereto and the Trustee, providing for the original issuance of $500,000,000 of 4.550% Senior Notes due 2028 (the “2028 Notes”), $1,000,000,000 of 5.000% Senior Notes due 2031 (the “2031 Notes”), $1,000,000,000 of 5.250% Senior Notes due 2033 (the “2033 Notes”) and $1,500,000,000 of 5.550% Senior Notes due 2036 (the “2036 Notes” and, together with the 2028 Notes, the 2031 Notes and the 2033 Notes, the “Initial Notes”) and, subject to the terms of the Indenture, future unlimited issuances of the 2028 Notes, the 2031 Notes, the 2033 Notes and the 2036 Notes (such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantors shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantors shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture; and

WHEREAS, pursuant to Section 4.07 and Section 9.01 of the Base Indenture and Section [4.07][4.08] and Section 9.01 of the Supplemental Indenture, the Trustee, the Company and the other Guarantors are authorized and required to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor, the Trustee, the Company and the other Guarantors mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Base Indenture or Supplemental Indenture, as applicable.

2. Agreement to be Bound; Guarantee. Each of the Additional Guarantors hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture. Each of the Additional Guarantors hereby agrees to be bound by all of the provisions of the Supplemental Indenture applicable to a Guarantor and to perform all of the obligations and agreements of a Guarantor under the Indenture. In furtherance of the foregoing, each of the Additional Guarantors shall be deemed a Guarantor for purposes of Article 10 of the Supplemental Indenture, including, without limitation, Section 10.02 thereof.

3. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

5. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

6. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Additional Guarantors and the Company.

7. Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: ______________, 20__

[ADDITIONAL GUARANTORS]

By:
Name:
Title:

[COMPANY]

By:
Name:
Title:

[EXISTING GUARANTORS]

By:
Name:
Title:

[TRUSTEE],
as Trustee

By:
Name:
Title:

SCHEDULE I

ADDITIONAL GUARANTORS

Name	Jurisdiction